UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2011

KIRIN INTERNATIONAL HOLDING, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-166343	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1506
South Building of China Overseas Plaza
No. 8 Guanghua Dongli Road
Chaoyang District, Beijing, 100020
People’s Republic of China
(Address of principal executive offices) (Zip Code)

+86 10 6577 2050
(Registrant’s telephone number, including area code)

14001c Saint Germain Dr., Suite 390,
Centreville, VA 20121
(Former name or former address, if changed since last report)

––––––––––––––––
Copies to:
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention: Gregg E. Jaclin, Esq.
(732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to incorporate changes to the Current Report on Form 8-K filed by Kirin International Holding, Inc., formerly known as Ciglarette, Inc. (the “Company”), on March 7, 2011 (the “Original 8-K”) in response to comments received from the Securities and Exchange Commission (the “Commission”) as a result of the Commission’s review of the Original 8-K.  Only Items 1.01, 2.01, 4.01 and 9.01 have been amended and restated in this Amendment.

In addition, the disclosures herein have been updated to reflect that (a) the Company changed its name to “Kirin International Holding, Inc.” from “Ciglarette, Inc.” effective as of March 10, 2011, as disclosed in the Company’s Current Report on Form 8-K filed with the Commission on March 16, 2011; and (b) that Jiangfeng Guo, Longlin Hu and Xiangju Mu have the right to purchase all shares of Prolific Lion Limited, Valiant Power Limited and Solid Wise Limited, respectively, at consideration of $1.00 since the Operating Companies (as defined below) achieved net income of $3 million in fiscal year 2010.

Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the filing of the Original 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this Amendment. This Amendment should be read in conjunction with the Original 8-K and the Company’s filings made with the Commission subsequent to the Original 8-K, including any amendments to those filings.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Amendment (this “Report”) contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Report, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Report, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Report.  Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Report could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Report to conform our statements to actual results or changed expectations.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to “Kirin,” “Ciglarette,” “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Kirin International Holding, Inc., and its consolidated subsidiaries. In addition, unless the context otherwise requires and for the purposes of this Report only:

•	“Ciglarette International” refers to Ciglarette International, Inc., a Nevada company;
•	“Commission” refers to the Securities and Exchange Commission;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“Hebei Zhongding” refers to Hebei Zhongding Real Estate Development Co., Ltd, a PRC company;
•	“Kirin China” refers to Kirin China Holding Limited, a British Virgin Islands company;
•	“Kirin Development” refers to Kirin Huaxia Development Limited, a Hong Kong company;
•	“Kirin Management” or “PRC Subsidiary” refers to Shijiazhuang Kirin Management Consulting Co., Ltd., a PRC company;
•	“Operating Companies” refers to Hebei Zhongding and Xingtai Zhongding;
•	“PRC” refers to the People’s Republic of China; and
•	“Securities Act” refers to the Securities Act of 1933, as amended.
•	“Xingtai Zhongding” refers to Xingtai Zhongding Jiye Real Estate Development Co., Ltd., a PRC Company.

INTRODUCTION

On March 1, 2011, the Company entered into a series of transactions pursuant to which the Company acquired Kirin China, spun-out its prior operations to Lisan Rahman, its former principal stockholder, sole director and officer, and consummated a financing transaction in which the Company received gross proceeds of $1,380,000 in a private offering.  The following summarizes the foregoing transactions:

•
Acquisition of Kirin China.   We acquired all of the outstanding equity interests in Kirin China in exchange for shares of our common stock pursuant to a share exchange agreement between us, our former principal stockholder, Kirin China and the former principal shareholders of Kirin China (the “Share Exchange”).  As a result of the Share Exchange, Kirin China became our wholly-owned subsidiary and the former shareholders of Kirin China became our controlling stockholders.  The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Kirin China is considered the acquirer for accounting and financial reporting purposes.  For more information on the Share Exchange, see “Item 1.01 — Share Exchange” and “Item 2.01 — Description of Business — Our Corporate History and Background” of this Report.

•
Spin-Out of Ciglarette Business.  Immediately prior to the consummation of the Share Exchange, the Company contributed substantially all of our assets to Ciglarette International and, in exchange, Ciglarette International agreed to assume all of our debts and other liabilities. In addition, we transferred all of our ownership interest in Ciglarette International to Lisan Rahman in exchange for the cancellation of 2,500,000 shares of our common stock previously held by Rahman.  For more information on these transactions, see “Item 1.01 — Reorganization and Spin-Out” and “Item 2.01 — Description of Business — Our Corporate History and Background” of this Report.

•
Financing Transaction.  Immediately following the Share Exchange, we completed an initial closing of a private offering of units, each consisting of four (4) shares of our common stock, a Series A Warrant and a Series B Warrant, for gross proceeds to the Company of $1,380,000.  The Company issued an aggregate of 276,000 shares of its common stock and warrants to acquire an aggregate of 138,000 shares of our common stock to the purchasers of the units.  For more information on the financing transaction, see “Item 1.01 — The Offering” and “Item 2.01 — Management’s Discussion and Analysis of Financial Condition and Results of Operations —Financing Transaction” of this Report.

We are now a holding company, which through certain contractual arrangements with operating companies in the PRC, engages in the development and operation of real estate in the PRC.  From inception until we completed the Share Exchange, our operations consisted of marketing and distributing a “smokeless” cigarette.  During that time, we had no revenue and our operations were limited to capital formation, organization, and development of our business plan and target customer market.  As such, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, Item 2.01 of this Report sets forth information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange).

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange

On March 1, 2011 (the “Closing Date”), we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) the Company, (ii) our former principal stockholder, (iii) Kirin China, and (iv) the former shareholders of Kirin China, pursuant to which the former shareholders of Kirin China transferred to us all of their shares of Kirin China in exchange for the issuance of 18,547,297 shares of our common stock, which represented approximately 98.4% of our total shares outstanding immediately following the closing of the transaction (such transaction, the “Share Exchange”).   As a result of the Share Exchange, Kirin China became our wholly-owned subsidiary. We are now a holding company, which through certain contractual arrangements with operating companies in the PRC, engages in the development and operation of real estate in the PRC.

Immediately prior to the Share Exchange, 3,094,297 restricted shares of our common stock then outstanding were cancelled and retired, so that immediately prior to the Offering described in Item 3.02 of this Report, but immediately following the Spin-Out described under the heading “Reorganization and Spin-Out” of Item 1.01 of this Report, we had 18,844,000 shares issued and outstanding.    Mr. Rahman owned 2,500,000 of the shares that were cancelled and retired in connection with the Share Exchange (as discussed under the heading “Reorganization and Spin-Out” of Item 1.01 of this Report, 2,500,000 shares previously held by Mr. Rahman were cancelled in connection with the Spin-Out).  Kirin China also deposited $50,000 into an escrow account which amount was paid to the former owners of the cancelled shares as a result of the Share Exchange having been consummated.  Mr. Rahman received approximately $40,396 of such amount for the cancellation of his 2,500,000 shares in connection with the Share Exchange.

The Offering

On the Closing Date and immediately following the Share Exchange, we completed an initial closing of a private offering (the “Offering”) of investment units (each a “Unit” and collectively, the “Units”) each consisting of four (4) shares of common stock, a three-year series A warrant to purchase one (1) share of common stock of the Company at an exercise price of $6.25 per share (the “Series A Warrants”) and a three-year Series B warrant to purchase one (1) share of common stock of the Company at an exercise price of $7.50 per share (the “Series B Warrants” and collectively with the Series A Warrants, the “Investor Warrants”).  An aggregate of 69,000 Units were sold in the Offering for gross proceeds to the Company of $1,380,000.  As a result of the Offering, the Company issued an aggregate of 276,000 shares of its common stock (the “Shares”) and warrants to acquire an aggregate of 138,000 shares of our common stock to the investors in the Offering (the “Purchasers”).

Subscription Agreement

Each of the Purchasers entered into a Subscription Agreement with the Company evidencing such Purchaser’s investment (each a “Subscription Agreement” and collectively the “Subscription Agreements”).  Pursuant to the Subscription Agreements, the Purchasers were also granted the following rights:

•
Each Purchaser shall have the right to invest up to 25% of the shares of the Company’s common stock offered for sale in a public offering, on a pro rata basis with other Purchasers, in connection with the listing of the Company’s common stock on a senior exchange;

•
Except for certain qualified issuances, if at any time during the twenty four (24) months following the final closing of the Offering (the “Dilution Period”) the Company issues or sells shares of its common stock to persons other than the purchasers in the Offering (a “Dilutive Issuance”) at a price per share less than the lower of 130% of the offering price per share or $6.50 (the “Lower Price Per Share”), then the Company is required to issue additional shares of common stock to the Purchasers, on a pro rata basis, so that the average per share purchase price of the shares purchased and owned by the Purchaser on the date of the Lower Price Issuance plus such additional shares issued to the Purchaser pursuant to this requirement is equal to such other Lower Price Issuance.

•
In the event that (i) the Company’s after tax net income, subject to certain adjustments provided for in the Subscription Agreement (“Net Income”), for the fiscal year ended December 31, 2010 is less than $20 million (the “2010 Target Net Income”) or (ii) Net Income for the fiscal year ended December 31, 2011 is less than $35 million (the “2011 Target Net Income”), then the Company shall issue to the Purchasers, on a pro rata basis, additional shares of the Company’s common stock (the “Make Good Shares”) to account for such shortfall with respect to the applicable Target Net Income (the “Make Good Obligations”).

Warrants

The Series A Warrants are exercisable for an aggregate of 69,000 shares of our common stock and the Series B Warrants are exercisable for an aggregate of 69,000 shares of our common stock.  The Investor Warrants are exercisable for a period of three years from the original issue date.  The exercise price with respect to the Series A Warrants and the Series B Warrants is $6.25 and $7.50, respectively.  The exercise prices of the Investor Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Registration Rights

In connection with the Offering, we agreed to file a registration statement (the “Registration Statement”) with the Commission to register the Shares and the shares of common stock underlying the Investor Warrants within 60 days after the final closing of the Offering (“Required Filing Date”) and use our best efforts to have it declared effective within 120 days after the final closing of the Offering (“Required Effectiveness Date”).  In the event of a full review of the Registration Statement by the Commission, the Required Effectiveness Date will be extended by 30 days.

If the Registration Statement is not filed by the Required Filing Date or is not declared effective by the Required Effectiveness Date, the Company is required to pay cash liquidated damages to each Purchaser in the amount equal to 0.5% of such Purchaser’s subscription amount subscribed for by such Purchaser for each 30-day period for which the Company is not compliance, subject to a cap of six percent (6%) of such Purchaser’s subscription amount.

“Make Good” Escrow Agreement

In connection with the Offering, we entered into a “make good” escrow agreement (the “Make Good Escrow Agreement”) with Prolific Lion Limited, the Company’s principal stockholder (“Prolific”), pursuant to which Prolific pledged 1,000,000 shares of our common stock in favor of the Purchasers to secure the Make Good Obligations.  As discussed above under the subheading “Subscription Agreement,” the Company is obligated to issue the Make Good Shares to the Purchasers if the Company does not meet certain financial targets in fiscal 2010 and fiscal 2011.  If the Company obtains subscriptions from additional investors in the Offering such that the aggregate subscription amount exceeds $5 million, Prolific will pledge an additional 1,000,000 shares of our common stock to secure the Make Good Obligations.

“Hold Back” Escrow

Also in connection with the Offering, we entered into a holdback escrow agreement with Prolific (the “Holdback Escrow Agreement”) pursuant to which Prolific deposited 1,724,000 shares of our common stock into escrow (the “Holdback Shares”), which such Holdback Shares shall be cancelled or returned to Prolific upon closing of the Offering.  Pursuant to the Holdback Escrow Agreement, the number of Holdback Shares to be cancelled shall be equal to the number of shares of common stock issuable to investors in the Offering, less the Shares issued as of the Closing Date.  Any Holdback Shares not so cancelled shall be returned to Prolific.

Reorganization and Spin-Out

On the Closing Date, we entered into a contribution and assumption agreement (the “Contribution and Assumption Agreement”) with Ciglarette International, our 80%-owned subsidiary, pursuant to which we contributed substantially all of our assets to Ciglarette International and Ciglarette International assumed all of our debts and other liabilities (the “Reorganization”). In addition, on the Closing Date, we entered into an agreement of sale (the “Agreement of Sale”) with Lisan Rahman, our former principal shareholder (“Rahman”), pursuant to which we sold to Rahman all of the shares of Ciglarette International common stock owned by us in exchange for the cancellation of 2,500,000 shares of our common stock owned by Rahman (the “Spin-Out”).  Rahman also waived any and all rights and interests he has, had or may have with respect to such cancelled shares. The Reorganization and Spin-Out were consummated immediately prior to the Share Exchange. The Reorganization was consummated immediately prior to the Spin-Out.

The foregoing descriptions of the terms of the Exchange Agreement, the form of Subscription Agreement, the form of Series A Warrant, the form of Series B Warrant, the Contribution and Assumption Agreement, the Agreement of Sale, the Holdback Escrow Agreement and the Make Good Escrow Agreement are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits  10.1, 4.1, 4.2, 10.2, 10.3, 10.14 and 10.15, respectively, to this Report, which are incorporated by reference herein.

ITEM 2.01     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described in Item 1.01 above, on the Closing Date, we completed the acquisition of Kirin China pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Kirin China is considered the acquirer for accounting and financial reporting purposes.  The disclosure in Item 1.01 of this Report regarding the Share Exchange is incorporated herein by reference in its entirety.

As described in Item 1.01 above, on the Closing Date and prior to the consummation of the Share Exchange, we (i) contributed substantially all of our assets to Ciglarette International and, in exchange, Ciglarette International agreed to assume all of our debts and other liabilities and (ii) transferred all of our ownership interest in Ciglarette International to Rahman in exchange for the cancellation of 2,500,000 shares of our common stock previously held by Rahman.  The disclosure in Item 1.01 of this Report regarding the Reorganization and Spin-Out is incorporated herein by reference in its entirety.

As a result of the foregoing, we are now a holding company, which through certain contractual arrangements with operating companies in the PRC, engages in the development and operation of real estate in the PRC.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the Share Exchange.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange).  The information provided below relates to the combined operations of the Company after the acquisition of Kirin China, except that information relating to periods prior to the date of the reverse acquisition only relate to Kirin China and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated on December 23, 2009 under the laws of the State of Nevada.  From inception until we completed our reverse acquisition of Kirin China, our operations consisted of marketing and distributing a “smokeless” cigarette.  During that time, we had no revenue and our operations were limited to capital formation, organization, and development of our business plan and target customer market.  As a result of the reverse acquisition of Kirin China on March 1, 2011, we ceased our prior operations and we are now a holding company, which through certain contractual arrangements with operating companies in the PRC, engages in the development and operation of real estate in the PRC.

Reverse Acquisition of Kirin China

On March 1, 2011, we completed a reverse acquisition transaction through a share exchange with Kirin China whereby we acquired all of the issued and outstanding shares of Kirin China in exchange for 18,547,297 shares of our common stock, which represented approximately 98.4% of our total shares outstanding immediately following the closing of the Share Exchange.  As a result of the Share Exchange, Kirin China became our wholly-owned subsidiary. We are now a holding company, which through certain contractual arrangements with operating companies in the PRC, engages in the development and operation of real estate in the PRC.

Immediately prior to the Share Exchange, 3,094,297 restricted shares of our common stock then outstanding were cancelled and retired, so that immediately prior to the Offering described in Item 3.02 of this Report, but immediately following the Spin-Out described under the heading “Reorganization and Spin-Out” of Item 1.01 of this Report, we had 18,844,000 shares of common stock outstanding.  As a result of the reverse acquisition, Kirin China became our  wholly owned subsidiary and the former shareholders of Kirin China became our controlling stockholders.  The share exchange transaction with Kirin China was treated as a reverse acquisition, with Kirin China as the acquirer and the Company as the acquired party.  Unless the context suggests otherwise, when we refer in this Report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Kirin China, the Operating Companies and their respective consolidated subsidiaries.

Upon the closing of our reverse acquisition of Kirin China, Lisan Rahman resigned as a director and from all offices that he then held effective immediately.  Also upon the closing of our reverse acquisition of Kirin China, our board of directors increased its size from one (1) to three (3) members and appointed Jianfeng Guo, Longlin Hu and Yaojun Liu to fill the vacancies created by the resignation of Mr. Rahman and such increase.  In addition, our board of directors appointed Mr. Hu to serve as our President and Chief Executive Officer.

As a result of our acquisition of Kirin China, Kirin China became our wholly owned subsidiary and we have assumed the business and operations of Kirin China and its subsidiaries.
Overview of Kirin China

Kirin China is a private real estate development company focused on residential and commercial real estate development in “tier-three” cities in the PRC.  Tier-three cities are provincial capital cities with ordinary economic development and prefecture cities with relatively strong economic development.  Kirin China’s projects are currently concentrated in Hebei Province of the PRC, primarily in the city of Xingtai, and nearby regions.  Hebei Province is located in the North Region of the PRC.  Kirin China intends to also focus on the Bohai Sea Surrounding Area, which comprises Beijing, Tianjin, Hebei Province, Liaoning Province and Shandong Province.

The Operating Companies’ revenue increased 123.54% for the fiscal year ended December 31, 2010 compared to the fiscal year ended December 31, 2009, mainly due to sales attributable to the Kirin County Project, a building complex of residences, commercial buildings and hotel-style apartments which commenced in September 2009. The Kirin County Project has a total construction area of approximately 180,000 square meters.  As of December 31, 2010, we have completed 71.2% of the construction of the Kirin County Project. Kirin China generated approximately $51.34 million in sales, and approximately $20.89 million in after-tax income for the fiscal year ended December 31, 2010. The net proceeds from the Offering will primarily help to support our expansion strategy.

Organization & Subsidiaries

Our wholly owned subsidiary, Kirin China owns all of the share capital of Kirin Development.  Kirin Development owns all of the share capital of Kirin Management, a wholly foreign owned enterprise located in Shijiazhuang City, Hebei Province.  On December 22, 2010, Kirin Management entered into a series of contractual arrangements, including an Entrusted Management Agreement, a Shareholders’ Voting Proxy Agreement and an Exclusive Option Agreement, with each of Hebei Zhongding and Xingtai Zhongding and their respective shareholders (the “Contractual Arrangements”).  As a result of the Contractual Agreements, Kirin Management controls, and is entitled to the economic benefits of, Hebei Zhongding and Xingtai Zhongding. In turn, Iwamatsu Reien, the sole shareholder of the BVI Companies (as defined below), which are our principal stockholders, has entered into the Call Option Agreements with the Option Holders (as defined below) including Mr. Jianfeng Guo, the beneficial owner of Hebei Zhongding and Xingtai Zhongding, granting an option to the Option Holders to purchase all of the shares of the BVI Companies. Other than the parties thereto, the terms and conditions of the Contractual Arrangements entered into with Hebei Zhongding and the terms and conditions of the Contractual Arrangements with Xingtai Zhongding are the same. The following is a summary of each of the Contractual Arrangements:

•
Entrusted Management Agreement.  Pursuant to the Entrusted Management Agreement between Kirin Management, the Operating Companies and the shareholders of the Operating Companies, the Operating Companies and their shareholders agreed to entrust the business operations of the Operating Companies and its management to Kirin Management until Kirin Management acquires all of the assets or equity of the Operating Companies. Kirin Management has the full and exclusive right to manage and control all cash flow and assets of the Operating Companies and to control and administrate the financial affairs and daily operation of the Operating Companies. In exchange, Kirin Management is entitled to the Operating Companies’ earnings before tax as a management fee, and will be obligated to pay all Operating Companies’ debts to the extent the Operating Companies are not able to pay such debts.  Specifically, if the Operating Companies do not have sufficient funds to repay their debts, Kirin Management will be responsible for paying those debts on behalf of the Operating Companies.  Likewise, if the Operating Companies’ net assets are lower than their registered capital, Kirin Management will be responsible for funding the deficit.

•
Shareholders’ Voting Proxy Agreement.  Pursuant to the Shareholders’ Voting Proxy Agreement between Kirin Management and the shareholders of the Operating Companies, the Operating Companies’ shareholders irrevocably and exclusively appointed the board of directors of Kirin Management as their proxy to vote on all matters that require the approval of the Operating Companies shareholders.  Mr. Guo is the sole member of the board of directors of Kirin Management.

•
Exclusive Option Agreement.  Under the Exclusive Option Agreement between Kirin Management, the Operating Companies and the shareholders of the Operating Companies, the Operating Companies’ shareholders granted to Kirin Management an irrevocable exclusive purchase option to purchase all or part of the shares or assets of the Operating Companies to the extent that such purchase does not violate any PRC law or regulations then in effect.  If Kirin Management exercises its option, Kirin Management and the Operating Companies’ shareholders shall enter into further agreements regarding the exercise of the option, including the exercise price, which such additional agreements shall take into consideration factors such as the then applicable PRC laws and the then appraisal value of the Operating Companies.  The exercise price shall be refunded to Kirin Management or the Operating Companies at no consideration in a manner decided by Kirin Management, in its reasonable discretion. Since Kirin Management controls and receives the economic benefits of the Operating Companies through the Contractual Arrangements, exercising the option at this point will not result in any immediate additional benefit to the Company. Kirin Management will exercise the option when the Company believes that exercising the option would be more beneficial to it.

The Company does not own any equity interests in the Operating Companies, but controls and receives the economic benefits of their business operations through the Contractual Arrangements.  In addition, the Operating Companies are contractually controlled by the Company.  Accordingly, the Company is able to consolidate the Operating Companies’ results, assets and liabilities into its financial statements.

Since direct acquisition of the Operating Companies by us would constitute the round-trip investment under the 2006 M&A Rule (please see “Government Regulation and Approvals — Mergers and Acquisitions” below), for the purpose of obtaining financing from outside the PRC, we established the wholly owned subsidiary Kirin Management and adopted the Contractual Arrangements to control and consolidate the Operating Companies. The Company’s organizational structure was developed to permit the infusion of foreign capital under the laws of the PRC and to maintain an efficient tax structure, as well as to foster internal organizational efficiencies.

Our corporate structure is as follows:
* Mr. Jianfeng Guo is deemed to be the sole beneficial owner of all of the equity interests in the Operating Companies.  Since the Company Law of the PRC does not allow a PRC company owned by sole individual shareholder to have a wholly owned subsidiaries, Mr. Jianfeng Guo has entered into trust agreements with respect to his holdings in each of the Operating Companies.  With respect to Hebei Zhongding, Mr. Guo has entered into trust agreements with each of Liping Bi, Jianfei Guo, Li Zhao, Jianhe Guo and Liying Li (collectively, the “Hebei Zhongding Trustees”).  The Hebei Zhongding Trustees comprise all of the registered shareholders of Hebei Zhongding.  With respect to Xingtai Zhongding, Mr. Guo is the 51% registered shareholder.  In addition, Mr. Guo has entered into trust agreements with each of Xie Yuelai and Huaxia Kirin (Tianjin) Equity Investment Fund Management Co., Ltd. (collectively, the “Xingtai Zhongding Trustees”).  The Xingtai Zhongding Trustees are the 49% registered shareholders of Xingtai Zhongding.  Pursuant to these trust agreements, Mr. Guo is deemed to be the beneficial owner of all the shares of Hebei Zhongding registered in the name of the Hebei Zhongding Trustees and Xingtai Zhongding registered in the names of the Xingtai Zhongding Trustees.  Pursuant to the trust agreements, Mr. Guo is entitled to all rights of a shareholder of each of the Operating Companies.   Without Mr. Guo’s prior written consent, the nominees may not take any action as shareholders of the Operating Companies.  There is no requirement under the PRC laws and regulations to register such trust agreements with any authority.

Iwamatsu Reien, a Japanese citizen, holds 100% of the shares of Prolific Lion Limited, Valiant Power Limited and Solid Wise Limited, each of which were incorporated in the British Virgin Islands (each a “BVI Company” and collectively the “BVI Companies”) and which respectively own 72.3%, 8.7% and 8.7% of the shares of the Company.  The Company owns all the share capital of Kirin China.  Kirin China owns all of the share capital of Kirin Development which in turn owns all of the share capital of Kirin Management, a wholly foreign owned enterprise in the PRC.  Kirin Management controls and receives the economic benefits of Operating Companies’ business operations through the Contractual Arrangements.

On December 22, 2010, Iwamatsu Reien entered into Call Option Agreements (collectively, the “Call Option Agreements”) with each of Mr. Guo, Mr. Longlin Hu and Ms. Xiangju Mu (collectively, the “Option Holders”) pursuant to which Mr. Guo is entitled to purchase up to 100% shares of Prolific Lion Limited, Longlin Hu is entitled to purchase up to 100% shares of Valiant Power Limited and Xiangju Mu is entitled to purchase up to 100% of the shares of Solid Wise Limited, each at a price of $0.0001 per share for a period of five years upon satisfaction of certain conditions.  Specifically, (i) if the Operating Companies and their respective subsidiaries achieved net income of $1 million as calculated and audited in accordance with U.S. GAAP for the fiscal year ended December 31, 2009, each Option Holder will be entitled to purchase 40% of the outstanding shares of the applicable BVI Company; (ii) if the Operating Companies and their respective subsidiaries achieve net income of $2 million as calculated in accordance with U.S. GAAP for the fiscal year ended December 31, 2010, each Option Holder will be entitled to purchase 30% of the outstanding shares of the applicable BVI Company; (iii) if the Operating Companies and their respective subsidiaries achieve net income of $3 million in accordance with U.S. GAAP for the fiscal year ended December 31, 2011, each Option Holder will be entitled to purchase up to 30% of the remaining outstanding shares of the applicable BVI Company. In addition, the Operating Companies and their respective subsidiaries achieve net income of $3 million in fiscal year 2010, each Option Holder shall have the right to purchase all shares of the applicable BVI Company at consideration of $1.00 and the third condition shall be deemed as having been met.  The Company has determined that the Operating Companies and their respective subsidiaries achieved net income of $3 million in fiscal year 2010 and therefore Mr. Guo, Mr. Hu and Ms. Mu have the right to purchase all of the shares of the applicable BVI Company.

Market Area and Projects

Kirin China’s projects are currently concentrated in Hebei Province of the PRC, primarily in the city of Xingtai, and nearby regions.  Hebei Province is located in the North Region of the PRC.  Kirin China intends to also focus on the Bohai Sea Surrounding Area, which comprises Beijing, Tianjin, Hebei Province, Liaoning Province and Shandong Province.  The following map shows the region in which Kirin China currently operates:

Completed Projects

Kirin China has completed the following projects in Xingtai City (denoted by the red star in the map above):

•
Ming Shi Hua Ting. Ming Shi Hua Ting is a residential center comprised of two residential buildings with between 14 and 19 floors each and eight residential buildings with six floors each.  This project was developed in 2002 and targeted homebuyers with middle to high income.  The total construction area consisted of 109,260 square meters.

•
Wancheng New World Commercial Center. Wancheng New World Commercial Center is primarily a commercial and business center which includes a shopping center, restaurants, recreation facilities, entertainment and tourist attractions.  The project also included over 300 residential properties.  The total land area for this project was 57,000 square meters.  The project commenced construction in 2007 and has been in service since June 2009.

•
Kirin County Community.  Construction on Kirin County Community commenced in September 2009 and was 71.2% completed by December 31. 2010.  This project covers land area of 47,900 square meters.  Total construction area is approximately 180,000 square meters and is comprised of residences, commercial buildings and hotel-style apartments.

Planned Projects

Kirin China’s project pipeline includes the Kirin Bay and No. 79 Courtyard projects, each of which are located in Xingtai City.  Kirin China expects to commence presales for these projects in the first quarter of 2011.

•
Kirin Bay.  Covering a land area of over 660,000 square meters, Kirin China expects that Kirin Bay will be the largest high-end residential community in Xingtai in terms of total construction area upon completion.  The project is comprised of three sections of mixed residential and commercial properties. We expect to commence the construction of the Kirin Bay Project in June 2011. The first phase residences are expected to be delivered by the end of 2013 while final phase residences are expected to be delivered in May 2015.

•
No. 79 Courtyard.  No. 79 Courtyard Project covers a land area of over 290,000 square meters and a total building area of approximately 450,000 square meters.  The project is positioned as a high-end residential development with some mixed commercial use.  Construction is expected to start in June 2011 and project completion is planned for the last quarter of 2014.  The first phase residences are expected to be delivered by the end of 2012 while the final phase residences are expected to be delivered in January 2015.

In addition to its projects in Xingtai, Kirin China has started gaining knowledge on property conditions and related land and development approval procedures in Shijiazhuang of Hebei Province and in Dezhou and Zibo of Shandong Province (as denoted by the blue stars on the map above).

Kirin China’s Homebuyers

Kirin China markets its residential properties to local PRC homebuyers with $302 to $756 in monthly earnings, which is regarded in the PRC as middle to high income.  Kirin China believes that its homebuyers have high expectations about the quality of their residences, the overall community environment and surrounding amenities and developments. Kirin China also believes that its homebuyers’ purchase decisions significantly influence the decisions of others in their same social status.  Kirin China’s homebuyers are mainly comprised of young families who are buying due to family growth or increased income.

The following chart shows the household monthly incomes of homebuyers who purchased residences from Kirin China between December 2009 and June 2010:

The following chart shows the ages of homebuyers who purchased residences from Kirin China between December 2009 and June 2010:

The following chart shows that first time homebuyers comprised Kirin China’s largest customer segment during the period from December 2009 to June 2010:

Kirin China believes that its homebuyers are primarily motivated by the need for housing condition improvement, or “move-up” housing, from rentals or shared living arrangements with relatives to a place of their own.

Commercial Properties

The commercial properties developed by the Company include: Wancheng New World Commercial Center, which achieved sales revenue of approximately $30.16 million, accounting for 65% of total sales of the Company during 2007 and 2008. Profits realized were approximately $4.16 million. The properties include: commercial business center and commercial residence.

Main purchasers of the commercial stores of Wancheng New World Commercial Center are entrepreneurs and investors with substantial purchasing power who live in Xingtai city or a nearby city; government officers, public servants, real estate speculators and a variety of well-known restaurants, banks, and companies in telecommunication, advisory, advertisement, and finance sectors.

Sales and Marketing

Most projects commence sales before construction begins.  Typically, the first step in the sales process occurs when the homebuyer visits a sales office and decides to purchase a particular residence.  The potential homebuyer then signs a binding agreement of sale for a particular residence and pays a cash down payment, which is generally non-refundable. Cash down payments currently average between 30-50% of the total purchase price of a residence, although, in some cases homebuyers elect to pay the entire purchase price at this point.  When construction on the residence is complete and upon payment by the homebuyer of the remaining balance of the purchase price, if any, the residence is delivered to the homebuyer.  The sales process for commercial properties is substantially similar, although commercial purchasers typically pay a higher cash down payment.

When demand is particularly high for a project, potential homebuyers seeking to signify their interest in purchasing a residence, but who may not know which particular residence they wish to purchase, will first pay a refundable cash deposit typically between $756 and $3,024.  If the homebuyer does not elect to purchase a residence, this initial deposit will be refunded.  If the homebuyer ultimately selects a particular residence, the initial deposit will be applied to the cash down payment due upon entry into a binding agreement for that residence.

In order to attract homebuyers, Kirin China engages professional design companies to assist with project design and promotion. Dedicated sales offices are also established for each specific project.  Promotional flyers, presentation boards, video clips, websites, and 3D photo displays are used to demonstrate the expected construction layout. In addition, the following media are typically utilized to promote real estate projects:

•	Mainstream newspapers and magazines;
•	SMS text-messaging;
•	Outdoor advertisements;
•	Other promotional activities, which may include real estate exhibitions, outdoor dancing activities, free movies in target communities and residents’ badminton competitions.

To help customers choose among the apartment layouts that we offer, we usually create show rooms that demonstrate design possibilities. We pay for the completion of these marketing show rooms. After most of the units in the development have been sold, we sell the show rooms as residences, usually at premium prices.

Sales representatives are encouraged to take a proactive approach after promotions have been launched. Sales representatives usually visit nearby counties or city squares to distribute flyers advertising Kirin China’s communities. They are also encouraged to target and maintain contact with potential groups or organizations who have group purchasing intentions or that provide financial support for their employees to buy residences.  Sales representatives receive commissions based on the amount of the purchase price once received by Kirin China. Commissions are paid in installments with 60% of the commission delivered upon execution of the presales agreement, 20% delivered upon execution of the definitive sales agreement and the remaining 20% upon delivery of the properties for occupancy.

Kirin China ordinarily launches several phases of sales for each project, but only provides a small proportion of residential units for sale in each phase.  Kirin China believes that the sale of residences by phases reduces market risks since prices can be adjusted depending on demand and other economic factors. We have sold all commercial units of the Kirin County Project and approximately 73% of the residential units and 73.2% of the garages (in terms of construction area). We currently have 439 residential units, with a total construction area of about 42,390 square meters, and 95 garage units, with a total construction area of 3,305 square meters, remaining to be sold, representing approximately 25% of the Kirin County Project in terms of the total construction area.

Property Management Services

Kirin China provides property management services to its own communities.  The basic services typically provided include security, clean environment preservation, flower and tree planting and community facilities maintenance.  Kirin China charges the residence owners a property management fee of $0.18 per square meter per month.

Land Resources Procurement

Kirin China’s ability to continue development activities over the long-term will be dependent upon, among other things, a suitable economic environment and its continued ability to locate and acquire land, obtain governmental approvals for suitable parcels of land, and consummate the acquisition and complete the development of such land.  When identifying potential land resources for acquisition, Kirin China first attempts to determine if the target land resource complies with the general municipal plans of the government, whether the surrounding infrastructures are well established, whether there is any existing municipal construction plan, the scale of influence of the project with respect to its neighbors and if the purchasing power of the surrounding population can afford the prices at which Kirin China may expect to sell the properties.  Next, Kirin China considers if the initial property development cost is affordable for it, if there is any governmental tax deduction policy and if the project can become a signature project for the local government.   Kirin China obtains land resources by participating in public tender, auction, and listing for sales of land.  In addition, Kirin China may seek to acquire land rights that are sold in connection with the restructuring of state-owned enterprises or the military. The price and location of land resources that are state-owned or owned by the military are generally superior to private properties.

Regulations in the PRC now provide that all land use rights are granted by way of a public auction held by the land reserve administration of the applicable local government.  The auction begins with the local government’s publication of an invitation to bid on a particular parcel of land.  Bids must be submitted on or before the bid deadline date.  Bids submitted by developers in accordance with bid procedures and deadlines are then evaluated, together with the qualifications of the developers, by the applicable land reserve administration.  Bidders who do not meet all of the qualification requirements are disqualified.  On the day following the closing date of the auction, an auction winner will be confirmed. The winning bidder and the transferor will enter into a confirmation agreement.  Within ten days after the execution of the confirmation agreement, the winning bidder will enter into a “Land Use Rights Transfer Agreement” with the transferor and is required to make a lump sum payment of the transfer fees within two months.  The process for acquisition of land resources from state-owned enterprises and the military is similar, except that the governing entities for military-owned properties are the military land management bureaus and their superior supervising authorities.

PRC Real Estate Market Overview

Future Development Trends and Regulations of the Real Estate Industry in the PRC

According to the China Daily, the PRC will surpass both the UK and Japan to be the world’s second largest property investment market by 2011, reports international real estate service provider DTZ.  Data from real estate consultancy CB Richard Ellis shows that the value of property transactions in 15 Chinese cities hit approximately $7.36 billion during the first six months of 2010.  Of this, approximately $2.86 billion came from foreign institutional investors, $1.5 billion from Hong Kong, Taiwan and Macao, and the remaining approximately $2.99 billion from mainland investors.

As reported in the Wall Street Daily, Chinese home-buying activity surged 82% in 2009, and house prices rose 24% nationally. These price increases put the average Beijing apartment at 15 times the typical resident’s annual income and national prices at 10 times the median annual household income. This is far above comparable ratios in the United States where home prices stand at about three and a half times the median annual household income.

With the urbanization process, more and more people immigrate to the cities from rural areas of the PRC, such that the boundaries of cities are extending gradually and the urban areas are experiencing rapid development. As the real estate markets in tier-one cities, such as Beijing, have experienced rapid growth in the past five years, Kirin China believes that the development potential for tier-two and tier-three cities is substantial. The Company expects that the real estate markets for tier-two and tier-three cities will expand significantly in the near future due to a variety of factors  including the further development of urbanization and the immigration of rural populations into the tier-two and tier-three cities which we believe will result in a growing demand. In addition, China is generally expected to be the second largest real estate investment market by 2011.  Since the real estate markets for tier-one cities have almost reached their limits, we believe investment will be directed to tier-two and tier-three cities.

The per capita consumption of a city indicates the purchasing power of its residents. The purchasing power growth in tier-three cities is faster than overall purchasing power as compared to tier-one cities. China’s average growth of per capita consumption was 9.09% in 2008 while the growth in tier-one cities such as Beijing and Shanghai was below that average. Many tier-three cities in cities such as Dali in Yunnan, Nanchong in Sichuan, Nanchang in Jiangxi, Taizhou in Zhejiang and Weihai and Dezhou in Shandong exceeded the average, indicating higher real estate purchasing power (from Dongxing Securities Industry Report).

In 1980, a mere 19.8% of the population in China was urban and by the end of 2008, the urbanization rate had reached 45.7%. According to a report by BNP Paribas (BNPP), China’s urbanization rate should reach 60% by 2020 as shown below:

Similarly, it is predicted that the country’s urbanization rate will hit 52 percent in 2015 and grow to 65 percent by 2030 from the annual report on urban development by the Chinese Academy of Social Sciences (CASS). According to McKinsey in the  Preparing for China’s Urban Billion  report in March 2008, 350 million people will be added to China’s urban population by 2025—more than the population of today’s United States. One billion people are expected to live in China’s cities by 2030 and 221 Chinese cities are expected to have over one million residents. Five billion square meters of road are expected to be paved, 170 mass transit systems could be built and 40 billion square meters of floor space could be built—in five million buildings.  More than half of China’s population today is still rural. With an ongoing flow of workers from the countryside into the cities, officials estimate prospective housing needs for 400 million new urban dwellers over the next 25 years.

The PRC real estate market is strictly controlled by the PRC government and, currently, real estate development companies in tier-one cities are experiencing difficulties as a result.  To control the price of real estate, restrict speculation and break the isolated bubbles in the PRC real estate market, the PRC government has tightened its credit loan policies and land right acquisition regulations in tier-one cities. Accordingly, real estate development has begun to focus on tier-two and tier-three cities. Real estate developers in tier-two and tier-three cities are expanding and the PRC’s focus for real estate development has moved on from tier-one cities to tier-two and tier-three cities in response to the urbanization of China and the movement of its population.

The PRC’s Central Economic Conference at the end of 2009 and the “Document No. 1” released by the Central Party in 2010 pointed out that the central government was emphasizing the urbanization of medium and small cities and small towns in China, with the purpose to alleviate the over-populated tier-one cities and to resolve the imbalanced development between urban and rural areas. For overall planning, the PRC government has shown its determination to develop small- and medium-sized cities and related authorities have released favorable policies for tier-two and tier-three cities. The PRC’s Ministry of Land and Resources has begun to prioritize the land rights approval processes for real estate projects in tier-two and tier-three cities. The land rights acquired in tier-two and tier-three cities totaled 62.23 million square meters in 2009, compared to 4.83 million square meters in tier-one cities, as indicated by China’s National Bureau of Statistics.

Real estate developers have been finding it difficult to obtain easy financing for their projects due to the recent strict credit loan policies for both developers and buyers. Many of them have subsequently turned to high-cost financing, with interest rates ranging from 12 to 16 percent, compared with the benchmark rate of 5.31 percent for one-year loans as indicated in a report by China Daily.

Foreign investors account for a small proportion of the real estate market.  According to the National Bureau of Statistics, foreign investors put approximately $4.45 billion into the realty sector during the first seven months of 2010, a 10.6 percent growth over the same period in 2009. UBS Global Asset Management announced in April 2010 that it had successfully concluded the first closing of its joint-venture with Gemdale Corporation, a leading listed real estate developer in China. It will invest in residential development projects in First Tier and selected Second Tier cities in China. In mid-March 2010, China Overseas Land & Investment Ltd., together with ICBC International Investment Management Ltd., set up a $250 million real estate fund to invest in China’s property market.

According to the Wall Street Daily, one-quarter of Chinese homebuyers pay cash, and, on average, mortgages cover only half the property’s value.  Household debt in China amounts to approximately 40% of household incomes.

Market Overview of Xingtai

According to a report from the China Daily, the total housing supply in Xingtai was 1.1 million square meters in 2005 and 1.5 million square meters in 2006; due to the macroeconomic control policy specified by the state, the housing supply shrank slightly to 1.1-1.3 million square meters in 2007 and the housing supply in 2008 was 1.5-1.8 million square meters.

With the development of its local economy, since 2006 an increasing number of residents of other regions of China have been immigrating to Xingtai, which has increased housing demand.  Kirin China expects this trend in increased immigration to Xingtai to continue in the near future.

As of the end of 2009, the core urban population of Xingtai was 578,700 and its total residential area was approximately 14.06 million square meters.  As such, the per capita residential area in Xingtai city was 24 square meters as of the end of 2009.  According to the national “well-off” standards published by the PRC’s Department of Construction, by 2020, the average living area for urban population is expected to reach 35 square meters with an average floor area of 100 to 120 square meters for each residence.  Kirin China believes the anticipated shortage in average living area per person in Xingtai necessary in order to meet the “well-off” standard indicates significant development potential.

Xingtai can be generally divided into two parts: Qiaodong District (i.e. East of Bridge) and Qiaoxi District (i.e. West of Bridge). The Qiaodong District is the old city area which features transportation, concentrated retail trading areas, aged buildings and a highly polluted environment. Currently, the scale of real estate development in this region is small and scattered due to high relocation costs. The quality of real estate is also low and the buildings are mostly mid-rise.  Qiaoxi District, on the contrary, is the region being promoted by the local Xingtai government for development.  Qiaoxi District is anticipated to be the center of the new urban area, as planned by the Xingtai government.  In the first half of 2007, the price of a residence in Qiaoxi District surged significantly, with $381 to 433 per square meter as the main pricing range.  The average price for a residence was $476 per square meter in 2009 with higher prices in the northeast part of Qiaoxi District, at approximately $511 to 614 per square meter.

The central bank in China is currently reinforcing strict real estate development regulations and emphasizing stringent credit loan policies, which has already had a negative impact on the real estate market. These actions may serve to hinder the development of smaller real estate companies with rigid cash flows and small amounts of capital, leaving growth space for larger, better capitalized companies.

Market Overview of the Bohai Sea Surrounding Area

Kirin China plans to expand its operations to the Bohai Sea Surrounding Area. Located in the center of Northeast Asia economic zone area with abundant resources and convenient transportation, the Company believes that the Bohai Sea surrounding region has great geographical strength. The National Bureau of Statistics data indicated a new trend that home and abroad foreign investment flows from the south to the north of China in recent years. The cities and sub-regions of the Bohai Sea Surrounding Area, such as Beijing, Tianjin Region, the Shandong Peninsula and Northeast regions are considered to be the “growth pole” of China’s next round of development following the development of the Pearl River Delta and Yangtze River Delta region. In the near future, we believe that the Bohai Sea Surrounding Area will enter into a sustainable and rapid growth track.

The cities in Bohai Sea Surrounding Area vary with respect to the economic development degree. The large and well developed cities in this area with mature markets, such as Beijing and Tianjing, have a declination in gross floor area and sale of real estate due to the strict real estate control policies. However, the second and third tier cities in this area still have a rapid growth rate in real estate development. Economic investment and development in this area, which is adjacent to Xingtai, is increasing.  Investments in the real estate markets of Qinhuangdao, Tianjin and Tangshan increased by 30%-67% in 2009 according to the PRC’s Ministry of Land and Resources.  Commensurate with an increase in investment, the price of residential real estate is has also increased.

In recent years, many large national real estate developers have begun to enter the market of Bohai Sea Surrounding Region as increasing land reserves and accelerating development of the market provide more opportunities. Compared with the Pearl River Delta region and Yangtze River Delta region, we believe that the Bohai Sea Surrounding Area has greater market demand and more opportunities. The growth rate of wholesale real estate prices in the Bohai Sea Surrounding Area is stable. As shown in the below chart of land use right procurement costs, in 2009, the land cost in Bohai Sea Surrounding Area is $424 per square meter, which is higher than the national average land cost $388 per square meter, but much lower than the Yangtze River Delta and Pearl River Delta. The cost of land right procurement in the Bohai Sea Surrounding Area is 19% lower than in the Pearl River Delta and 42% lower than in the Yangtze River Delta Regions. The overall growth rate of land right procurement has declined from 6.02% in 2008 to 2.83% in 2009. As depicted in the chart of growth of land use right procurement, the 2009 growth rate was lower than the average annual growth rate of 5.05% of 105 cities in China.  We believe that this indicates potential for real estate development and profit generation in this area.  The following are the land right procurement costs and growth rates in the Bohai Sea Surrounding Area for 2009.

Land Use Right Procurement Costs (RMB/sqm)	Growth of Land Use Right Procurement

The scale of residence paying capability (real estate price/household paying capability) demonstrates the ability of consumers to purchase houses. The overall rational scale on an international scope is within the range of 3-6 and the scale in China is higher due to its special housing system, hidden income and solid housing demand, according to  Real Estate Bubble and Financial Crisis , authored by Xie Jinglai and Qu Bo in 2002.

As shown in the following chart, except Beijing and Dalian,  the house price growth of other cities in the Bohai Sea Surrounding Region is stable, and with the economic development of the Bohai Sea Surrounding Area, the income level has increased and the scale is decreasing gradually. However, most of the sales are over 6 and Beijing and Dalian have shown scales of over 11, which indicate bubbles in their real estate markets.

Price of Commercial Residence / Residence Paying Capability Scale in the Bohai Sea Surrounding Area (RMB/multiple)

Year	Beijing	Tianjin	Shenyang	Dalian	Jinan	Qingdao	Shijiazhuang
1999	5 647/20.50	2 251/9.81	2 792/12.78	2 329/12.37	1 770/8.24	1 792/8.20	1 923/10.46
2000	4 919/15.84	2 328/9.53	2 686/11.17	2 607/12.67	1 825/7.18	1 829/7.61	1 724/8.92
2001	5 062/14.57	2 375/8.84	2 743/10.47	2 801/12.59	1 985/7.69	1 976/7.54	1 949/9.55
2002	4 764/12.74	2 487/8.88	2 738/10.47	2 843/11.56	2 101/7.80	2 188/8.36	1 811/8.34
2003	4 737/11.37	2 518/8.14	2 916/9.65	2 921/10.70	2 327/7.04	2 406/7.96	1 581/6.81
2004	5 053/10.77	3 115/9.05	2 911/8.75	3 116/10.01	3 056/8.49	2 966/8.92	1 547/5.98
2005	6 788/12.82	4 055/10.69	3 187/8.22	3 747/10.41	3 133/8.48	3 744/9.66	1 870/6.21
2006	8 280/13.82	4 774/11.14	3 376/7.34	4 525/11.30	3 495/8.38	4 253/9.25	2 041/5.92
2007	11 553/17.51	5 811/11.84	3 699/6.91	5 568/12.28	3 776/6.99	5 201/9.71	2 452/6.19

Note: Residence Paying Capability Scale = Sales Price Per Square Meter/Disposable Income Per Household.  Sales price is assumed as 100 square meters per suite and a household is assumed to comprise 3 family members.

Features of Real Estate Markets in Tier-Two and Tier-Three Cities

Kirin China believes that the PRC’s tier-three cities have long term earning potential for investment, particularly since tier-one cities have already experienced high growth in the past few years.  Kirin China believes that with continued urbanization and improved living standards, the demand in tier-three cities for high quality, high-end buildings is increasing.  Kirin China believes that tier-three cities are at the frontier of the continued future urbanization and will benefit from the economic growth in China.

Growth potential of real estate markets in tier-two and tier-three cities

Real estate development potential has shifted to tier-two and tier-three cities and to medium and small cities. The No 1 Documents from the PRC central government pointed out that medium and small cities and towns will be the focus of China’s economic development. The PRC Ministry of Land and Resources indicated that it would prioritize approvals of real estate projects in tier-two and tier-three cities.

Higher profit margins in tier-two and tier-three cities

Kirin China believes that the price growth potential in the tier-two and tier-three segments is high while investment costs, especially land costs, are low. Investment return in tier-two and tier-three cities is no less than 30% and operational costs are comparatively low, according to the “2009 Analysis Report on Real Estate Prices in Major Chinese Cities” as published by the Ministry of Land and Resources of the PRC.

Competition

The real estate development industry in the PRC is highly competitive. In the tier-three cities Kirin China focuses on, local and regional property developers are its major competitors. Many of Kirin China’s competitors are well capitalized and have greater financial, marketing, and other resources than Kirin China has. Some also have larger land banks, greater economies of scale, broader name recognition, and a longer track record in certain markets. In addition, the PRC government’s recent measures designed to reduce land supply further increased competition for land among property developers.

Competition among property developers may result in increased costs for the acquisition of land for development, increased costs for raw materials, shortages of skilled contractors, oversupply of properties, decrease in property prices in certain parts of the PRC, a slowdown in the rate at which new property developments will be approved and/or reviewed by the relevant government authorities and an increase in administrative costs for hiring or retaining qualified personnel, any of which may adversely affect our business and financial condition. Furthermore, property developers that are better capitalized than Kirin China is may be more competitive in acquiring land through the auction process.

Kirin China considers Royal Real Property Co., Ltd. and Lejiayuan Real Property Co., Ltd. as its major competitors in Xingtai.  These two companies have similar financial capacities as Kirin China and engage in projects of similar sizes to those of Kirin China.

With respect to cities in the Bohai Sea Surrounding Area, Kirin China considers Dezhou Real Estate Company and Dezhou Trust Real Estate Development Co., Ltd. as its primary competitors in Dezhou City and Shandong Chuangye Real Estate Development Co. Ltd. and Zhongfang Real Estate Development Company as its primary competitors in Zibo City.  Because these competitors have been developing projects in these cities and others in the Bohai Sea Surrounding Area, they have already established relationships with local government and suppliers and have brand recognition among potential customers.

Competitive Advantages

Kirin China believes the following are advantages over its competitors:

•
Experienced Real Estate Development Team. Kirin China has a professional team with significant experience in real estate development. Members of Kirin China’s membership team have had work experience with well-known real estate development companies in tier-one cities. In addition, Kirin China’s management members are well educated with degrees from top universities such as Tsinghua University, Xi’an Jiaotong University, Zhejiang University and the Communication University of China.

•
R&D and Planning Advantage.  Kirin China expends considerable effort on research and development in an effort to identify its target market and understand the needs and wants of potential homebuyers.  Kirin China believes that by conducting research and development it can better align project design and pricing with the needs and demands of its target buyers.

•
Strong Relationships with Local Government.  In the Bohai Sea Surrounding Area, Kirin China believes it has close relationships with the local government of cities such as Weifang, Tai’an and Dezhou in Shandong Province and in Shijiazhuang and Baoding cities in Hebei Province. Kirin China believes such good relationships can assist Kirin China in the application of most favorable policy and other development conditions. In addition, through strategic cooperation with the local government, Kirin China can enter local markets more smoothly and increase its brand recognition. Kirin China believes that such partnerships will better enable it to successfully bid and execute on projects in these areas.

•
Pre-Sales Advantage.  Kirin China seeks to ensure high cash flow through presales. Kirin China’s investment costs for a particular project can be covered usually within one year after presales commence.  For example, by the end of December 2009, Kirin China recorded $58.47 million in presales of its Kirin County Project, which commenced in April 2009.

Growth Strategy

Completion of Pipeline Projects

Kirin China’s project pipeline includes the Kirin Bay and No. 79 Courtyard projects, each of which are located in Xingtai.  Kirin China expects to commence presales for these projects in the first quarter of 2011.

The Kirin Bay Project covers a land area of over 660,000 square meters. After completion, Kirin China expects that the project will be the largest high-end residential community in Xingtai in terms of construction area.  The project is comprised of three land construction sections, Sections B, C, and D, with total anticipated building area of approximately 1 million square meters.  Section B is expected to cover a building area of approximately 240,000 square meters, which is expected to be comprised mainly of malls, hotels, office buildings and apartments.  Sections C and D are expected to cover a building area of approximately700,000 square meters.  These sections are expected to be comprised of high-rise buildings, villas, kindergartens, primary schools and other commercial buildings.

Preparation for The Kirin Bay Project began in June 2009.  Construction is expected to start in June 2011 and project completion is planned for April 2015.  The first phase residences are expected to be delivered by the end of 2013 while final phase residences are expected to be delivered in May 2015.  The project is planned to include approximately 5,500 residential units consisting of high-rise apartments and single-family houses.  The following sets forth the various categories of properties anticipated to be available for sale as part of the Kirin Bay Project and the total area and number of units available for each such category:

Kirin Bay Project Property Resources for Sale
Category	Subject	Area/Unit Number
High-floor Apartment	Area	453,944 sq meters
	Number of Units	4,209
Garden Villa	Area	75,900 sq meters
	Number of Units	540
Commercial Residences	Area	14,700 sq meters
	Number of Units	-
Reconstructable Public Facilities	Area	25,160 sq meters
Garage	Number of Units	3,492

No. 79 Courtyard Project covers a land area of over 290,000 square meters and a total building area of 440,000 square meters. The project is positioned as a high-end residential development with some mixed commercial use.

No. 79 Courtyard Project started preparation in July 2009.  Construction is expected to start in June 2011 and project completion is planned for the last quarter of 2014. The first phase residences are expected to be delivered by the end of 2012 while the final phase residences are expected to be delivered in January 2015.  The following sets forth the various categories of properties anticipated to be available for sale as part of the No. 79 Courtyard Project and the total area and number of units available for each such category:

No. 79 Courtyard Project Property Resources for Sale
Category	Subject	Area/Unit Number
High-floor Apartment	Area	168,960 sq meters
	Number of Units	1,300
Official Mansion	Area	72,980 sq meters
	Number of Units	322
Garden Villa	Area	88,440 sq meters
	Number of Units	436
Penthouse	Area	81,000 sq meters
	Number of Units	270
Multiple-row Townhouse	Area	17,120 sq meters
	Number of Units	64
Double-row Townhouse	Area	16,200 sq meters
	Number of Units	60
Semi-detached House	Area	3,040 sq meters
	Number of Units	8
Commercial Residences	Area	7,000 sq meters
	Number of Units	35
Garage	Number of Units	2880
Total	Residential	2460 units, totaling 447,000 sq meters
	Commercial	35 units, approximately 7,000 sq meters
	Garage	2880 units

Focusing on Bohai Sea Surrounding Area

For its regional selection strategy, Kirin China intends to focus on the Bohai Sea Surrounding Area. The Bohai Sea Surrounding Area has become the third most active region in the PRC for business development, just behind the Pearl River Delta and the Yangtze River Delta Regions. The National Development and Reform Commission indicated in September 2010 that the Bohai Sea Surrounding Area, Yangtze River Delta region and Pearl River Delta region are to be prioritized for economic development.

Selecting Tier-Three Cities with Tier-Two Cities as Alternatives

With respect to tier-three cities, Kirin China seeks to select dynamic, highly commercialized cities with the target city acting as the economic driving force of the surrounding area.  When selecting target cities, Kirin China generally seeks per capita GDP, economic growth, and citizen purchasing power that is higher than the other surrounding tier-three cities.  Cities such as Tianjin, Qingdao, Shenyang, Nanjing, Suzhou, Xuzhou, Hefei, Changshang, and Xi’an satisfy these criteria.  Although its primary focus is on tier-three cities, Kirin China may also seek to expand to tier-two cities.

Intellectual Property

Kirin China does not own any patent or registered trademarks.

Environmental Issues

Our business in China is subject to various pollution control regulations in China with respect to noise, water and air pollution and the disposal of waste. Specifically, the major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution, the PRC Law on the Prevention and Control of Air Pollution, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution.

The Company is not aware of any investigations, prosecutions, disputes, claims or other proceedings in respect of environmental protection, nor has the Company been punished or can foresee any punishment to be made by any environmental administration authorities of the PRC.

Government Regulation and Approvals

Property and Land Use Rights

All urban land in China is owned by the State. Pursuant to Interim Regulations of the People’s Republic of China Concerning the Assignment and Transfer of the Right to the Use of the State-owned Land in the Urban Areas, which became effective on May 19, 1990, individuals and companies are permitted to acquire rights to use urban land or land use rights for specific purposes, including residential, industrial and commercial purposes. The land use rights are granted for a period of 70 years for residential purposes, 50 years for industrial purposes and 40 years for commercial purposes. These periods may be renewed at the expiration of the initial and any subsequent terms. Upon approval by both the land administrative authorities and city planning authorities, industrial parcel uses may be converted to other uses, and the duration and other clauses in the land use right granting agreement will be revised to match the new use. Granted land use rights are transferable and may be used as security for borrowings and other obligations.

Permits and Certificates

According to the Urban Real Estate Development and Operation Administration Regulation, promulgated by State Council on July 20, 1998, the Urban Real Estate Development and Operation Administration Rules of Hebei Province promulgated by government of Hebei province and effective on July 1, 2004, and the Real Estate Development Enterprise Qualification Administration Regulation promulgated by Ministry of Construction on March 29, 2000, a real estate development enterprise shall obtain a Real Estate Development Enterprise Qualification Certificate. (the “Development Certificate”) with four grades. To obtain a grade 4 Development Certificate, an enterprise must have engaged in the real estate development business for more than one year with 100% pass rate of its completed projects and shall have certain number of construction, financial, accounting and technical professionals, established a quality control system and does not have any record of material construction accidents and the registered capital shall be no less than approximately $756,22. To obtain a grade 3 Development Certificate, besides the requirements of grade 4 Development Certificate, an enterprise must have engaged in the real estate development business for more than two year with 100% pass rate of its completed projects of two consecutive years and have completed the development of accumulatively more than 50,000 square meters construction and the registered capital shall be no less than approximately $1,209,958. To obtain a grade 2 Development Certificate, besides the requirements of grade 3 Development Certificate, an enterprise must have engaged in the real estate development business for more than three year with 100% pass rate of its completed projects of three consecutive years and have completed the development of accumulatively more than 150,000 square meters construction and the registered capital shall be no less than approximately $3,024,895. To obtain a grade 1 Development Certificate, besides the requirements of grade 2 Development Certificate, an enterprise must have engaged in the real estate development business for more than five year with 100% pass rate of its completed projects of five consecutive years and have completed the development of accumulatively more than 300,000 square meters construction and the registered capital shall be no less than approximately $7,562,237. With grade 1 Development Certificate, the enterprise is allowed to develop all kinds of project without limitation. With grade 2 Development Certificate, the enterprise is allowed to develop the project(s) with total construction area no more than 250,000 square meters each time. With grade 3 Development Certificate, the enterprise is allowed to develop the project(s) with total construction area no more than 150,000 square meters each time.  With grade 4 Development Certificate, the enterprise may develop the project(s) with total construction area no more than 100,000 square meters each time.  Upon expiration of the certificate, if the enterprise is going to continue the business of real estate development, it shall apply for a new one.  Hebei Zhongding has obtained the Grade 3 Development Certificate No. Ji Jian Fang Kai Xing Zi No. 192 with an expiration date of December 2, 2011. Zhongding Jiye has obtained the Grade 4 Development Certificate No. Ji Jian Fang Kai Xing Zi No.304 with an expiration date of March 21, 2012.

For each of the project we develop, before commencing sale of such project, we are required to obtain Land Use Rights Certificates, Construction Land Planning Permits, Construction Work Planning Permits, Work Commencement Permits and Pre-Sales Permits. We have obtained all these permits for our completed projects as specified in “Market Area and Projects-Completed Projects.”  We have also obtained Land Use Rights Certificate and Construction Land Planning Permit for No. 79 Courtyard Project, our planned projects and are in the process of apply other permits.

Taxation

On March 16, 2007, the National People’s Congress of China passed the New EIT Law, and on November 28, 2007, the State Council of China passed the EIT Law Implementing Rules which took effect on January 1, 2008. The EIT Law and its implementing rules impose a unified earned income tax, or EIT, rate of 25.0% on all domestic-invested enterprises and foreign invested enterprises, or FIEs, unless they qualify under certain limited exceptions. As a result, our PRC Subsidiary and Operating Companies are subject to an earned income tax of 25.0%. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an EIT rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, a recent circular issued by the State Administration of Taxation on April 22, 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities.

In addition, the recent circular mentioned above sets out criteria for determining whether “de facto management bodies” are located in China for overseas incorporated, domestically controlled enterprises. However, as this circular only applies to enterprises established outside of China that are controlled by PRC enterprises or groups of PRC enterprises, it remains unclear how the tax authorities will determine the location of “de facto management bodies” for overseas incorporated enterprises that are controlled by individual PRC residents like us and some of our subsidiaries. We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In addition, dividends paid to us from our PRC Subsidiary will be exempted from PRC income tax but dividends we pay to our non-PRC shareholders may be subject to a 10% withholding tax.

Foreign Currency Exchange

All of our sales revenue and expenses are denominated in RMB. Under the PRC foreign currency exchange regulations applicable to us, RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Currently, our PRC Subsidiary and Operating Companies may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of SAFE, by complying with certain procedural requirements. Conversion of RMB for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of SAFE. In particular, if our PRC Subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance our PRC Subsidiary or Operating Companies by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the MOFCOM, or their respective local branches. These limitations could affect the ability of our PRC Subsidiary and Operating Companies to obtain foreign exchange through debt or equity financing.

Dividend Distributions

Our revenues are earned by our PRC Subsidiary through charging management fee from the Operating Companies pursuant to the Contractual Arrangements. However, PRC regulations restrict the ability of our PRC Subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC Subsidiary only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC Subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in such fund reaches 50% of its registered capital. Our PRC Subsidiary, Kirin Management cannot distribute the profits or pay dividends out of China before it sets aside such statutory fund unless the amounts in such fund reaches 50% of its registered capital, which is USD 100,000 currently. These reserves are not distributable as cash dividends. Our PRC Subsidiary has the discretion to allocate a portion of their after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

In addition, under the New EIT law, the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates, or Notice 112, which was issued on January 29, 2008, the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, or the Double Taxation Arrangement (Hong Kong), which became effective on December 8, 2006, and the Notice of the State Administration of Taxation Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties, or Notice 601, which became effective on October 27, 2009, dividends from our PRC Subsidiary paid to us through our Hong Kong subsidiary may be subject to a withholding tax at a rate of 10%, or at a rate of 5% if our Hong Kong subsidiary is considered a “beneficial owner” that is generally engaged in substantial business activities and entitled to treaty benefits under the Double Taxation Arrangement (Hong Kong). Furthermore, the ultimate tax rate will be determined by treaty between the PRC and the tax residence of the holder of our PRC Subsidiary. Dividends declared and paid from before January 1, 2008 on distributable profits are grandfathered under the New EIT Law and are not subject to withholding tax.

Circular 75

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an SPV for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest of offshore SPV. Failure to comply with the requirements of Circular 75, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

As we stated under “Risk factors—Risks Related to Doing Business in China—Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC Subsidiary or the Operating Companies, limit our PRC Subsidiary’s ability to distribute profits to us or otherwise materially adversely affect us.” We cannot assure our beneficial owners or prospective shareholders, who are PRC residents as defined in Circular 75, can obtain registration with the relevant branch of SAFE, if so required, in connection with their equity interests in us and our control of equity interests in the Operating Companies through the Contractual Arrangements. However, many of the terms and provisions in Circular 75 remains unclear and implementation by central SAFE and local SAFE branches of Circular 75 has been inconsistent since its adoption. Therefore, we cannot predict how Circular 75 will affect our business operations or future strategies. For example, our present and prospective PRC Subsidiary’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders.

Mergers and Acquisitions

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the 2006 M&A Rule, which became effective on September 8, 2006. According to the 2006 M&A Rule, a “Round-trip Investment” is defined as having taken place when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s). Under the 2006 M&A Rules, any Round-trip Investment must be approved by MOFCOM and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

As we stated under “Risk factors—Risks Related to Doing Business in China—PRC regulations regarding offshore financing activities by PRC residents have undertaken continuous changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect our business.”. Though we believe the 2006 M&A Rule does not apply to us, the PRC regulatory authorities may take the view that these transactions and the Share Exchange Agreement are part of an overall series of arrangements which constitute a Round-trip Investment and as a result, we may be subject to fines and penalties on our operations in the PRC, our operating privileges in the PRC may be limited, the repatriation of the proceeds from the Offering into the PRC may be delayed or restricted, and we may face other administrative actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

Employees

As of the date hereof, the Company has 124 employees, all of whom has entered into labor contract with the Company. According to the  Labor Law of the PRC  and the  Labor Contract Law of the PRC , an enterprise shall enter into labor contract with its employees. We are informed that the Company has bought the following social insurances for 23 employees and the insurance rate of each type of insurance is as follows:

Insurance Type	Percentage Payable by Employer	Percentage Payable by Employee	Total Percentage of the Salary
Pension	20	8	28
Unemployment Insurance	2	1	3
Medical Insurance	6	2	8
Occupational Injury Insurance	0.5	0	0.5

Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees.

Property

Our corporate headquarters, which we lease, are located at Room 1506, South Building of China Overseas Plaza, No. 8 Guanghua Dongli Road, Chaoyang District, Beijing, which consists of approximately 420 square meters.

Legal Proceedings

Currently there are no legal proceedings pending or threatened against the Company or Kirin China. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to the Company’s Business

SUBSTANTIALLY ALL OF OUR BUSINESS, ASSETS AND OPERATIONS ARE LOCATED IN THE PRC.

Substantially all of our business, assets and operations are located in the PRC. The economy of the PRC differs from the economies of most developed countries in many respects. The economy of the PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of the PRC, but may have a negative effect on us.

OUR ANTICIPATED MANAGEMENT TEAM HAS NO EXPERIENCE IN MANAGING AND OPERATING A PUBLIC COMPANY.  ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL AND STATE SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The members of our anticipated management team have no experience managing and operating a public company and may rely in many instances on the professional experience and advice of third parties including its attorneys and accountants. While we are obligated to hire a qualified chief financial officer to enable us to meet our ongoing reporting obligations as a public company in the United States, such individuals are oftentimes difficult to locate and may not have all of the qualifications necessary to fulfill these legal obligations.  Failure to comply or adequately comply with any federal or state securities laws, rules, or regulations may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving either the effectiveness of a registration statement relating to the Securities sold in the Offering or the development of an active and liquid trading market for our common stock.

WE DERIVE ALL OF OUR REVENUES FROM SALES IN THE PRC AND ANY DOWNTURN IN THE CHINESE ECONOMY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

All of our revenues are generated from sales in the PRC and we anticipate that revenues from such sales will continue to represent the substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy. Our success is influenced by a number of economic factors which affect consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION THAT COULD CAUSE US TO INCUR SIGNIFICANT LIABILITIES OR RESTRICT OUR BUSINESS ACTIVITIES.

Regulatory requirements could cause us to incur significant liabilities and operating expenses and could restrict our business activities. We are subject to statutes and rules regulating, among other things, certain developmental matters, building and site design, and matters concerning the protection of health and the environment. Our operating expenses may be increased by governmental regulations, such as building permit allocation ordinances and impact and other fees and taxes that may be imposed to defray the cost of providing certain governmental services and improvements. Any delay or refusal from government agencies to grant us necessary licenses, permits, and approvals could have an adverse effect on our operations.

OUR BUSINESS SUSCEPTIBLE TO FLUCTUATIONS IN THE REAL ESTATE MARKET OF THE PRC, ESPECIALLY IN CERTAIN AREAS WHERE OUR OPERATIONS ARE CONCENTRATED, WHICH MAY ADVERSELY AFFECT OUR SALES AND RESULTS OF OPERATIONS.

Our business depends substantially on the conditions of the PRC real estate market. Demand for real estate in China has grown rapidly in the recent decade but such growth is often coupled with volatility in market conditions and fluctuations in real estate prices. For example, the rapid expansion of the real estate market in major provinces and cities in China in the early 1990s, such as Shanghai, Beijing and Guangdong province, led to an oversupply in the mid-1990s and a corresponding fall in real estate values and rentals in the second half of the decade. Following a period of rising real estate prices and transaction volume in most major cities, the industry experienced a severe downturn in 2008, with transaction volume in many major cities declining by more than 40% compared to 2007.

Average selling prices also declined in many cities during 2008. Fluctuations of supply and demand in China’s real estate market are caused by economic, social, political and other factors. To the extent fluctuations in the real estate market adversely affect real estate transaction volumes or prices, our financial condition and results of operations may be materially and adversely affected.

WE ARE HEAVILY DEPENDENT ON THE PERFORMANCE OF THE RESIDENTIAL PROPERTY MARKET IN CHINA, WHICH IS AT A RELATIVELY EARLY DEVELOPMENT STAGE.

The residential property industry in the PRC is still in a relatively early stage of development. Although demand for residential property in the PRC has been growing rapidly in recent years, such growth is often coupled with volatility in market conditions and fluctuation in property prices. It is extremely difficult to predict how much and when demand will develop, as many social, political, economic, legal, and other factors, most of which will be beyond our control, may affect the development of the market. The level of uncertainty is increased by the limited availability of accurate financial and market information and the overall low level of transparency in the PRC, especially in tier-two and tier-three cities that have lagged in progress in these aspects when compared to tier-one cities.

The lack of a liquid secondary market for residential property may discourage investors from acquiring new properties. The limited amount of property mortgage financing available to PRC individuals may further inhibit demand for residential developments.

THE PRC GOVERNMENT HAS RECENTLY INTRODUCED CERTAIN POLICY AND REGULATORY MEASURES TO CONTROL THE RAPID INCREASE IN HOUSING PRICES AND SLOW DOWN THE REAL ESTATE MARKET AND OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED BY THESE GOVERNMENT MEASURES.

Since the second half of 2009, the PRC real estate market has experienced strong recovery from the financial crisis and housing prices rose rapidly in certain cities.  In response to concerns over the scale of the increase in property investments, the PRC government has implemented measures and introduced policies to curtail property speculation and promote the healthy development of the real estate industry in China. On January 7, 2010, the PRC State Council (the “ State Council ”) issued a circular to control the rapid increase in housing prices and slow down the real estate market in China.  The circular reiterated that the purchasers of a second residential property for their households must make down payments of no less than 40% of the purchase price and real estate developers must commence the sale within the mandated period as set forth in the pre-sale approvals and at the publicly announced prices. The circular also requested local governments to increase the effective supply of low-income housing and ordinary commodity housing and instructed the People’s Bank of China (“ PBOC ”), and the China Bank Regulatory Commission to tighten the supervision of the bank lending to the real estate sector and mortgage financing. On February 25, 2010, the PBOC increased the reserve requirement ratio for commercial banks by 0.5% to 16.5% and has further increased it from 16.5% to 17.0% effective May 10, 2010.  Further, in order to implement the requirements set out in the State Council’s circular, the Ministry of Land and Resources (the “ MLR ”), issued a notice on March 8, 2010 in relation to increasing the supply of, and strengthening the supervision over, land for real estate development purposes. MLR’s notice stipulated that the floor price of a parcel of land must not be lower than 70% of the benchmark land price set for the area in which the parcel is located, and that real estate developers participating in land auctions must pay a deposit equivalent to 20% of the land parcel’s floor price. In April 2010, the State Council issued an additional circular, which provided as follows: purchasers of a first residential property for their households with a gross floor area of greater than 90 square meters must make down payments of no less than 30% of the purchase price; purchasers of a second residential property for their households must make down payments of no less than 50% of the purchase price and the interest rate of any mortgage for such property must equal at least the benchmark interest rate plus 10%; and for purchasers of a third residential property, both the minimum down payment amount and applied interest rate must be significantly higher than the relevant minimum down payment and interest rate which would have been applicable prior to the issuance of the circular (the specific figures shall be decided by the relevant bank on a case-by-case based on the principle of proper risk management). Moreover, the circular provided that banks can decline to provide mortgage financing to either a purchaser of a third residential property or a non-resident purchaser. It is possible that the government agencies may adopt further measures to implement the policies outlined in the January and April circulars. The full effect of the circulars on the real estate industry and our anticipated business will depend in large part on the implementation and interpretation of the circulars by governmental agencies, local governments and banks involved in the real estate industry.  The PRC government’s policies and regulatory measures on the PRC real estate sector could limit our access to required financing and other capital resources, adversely affect the property purchasers’ ability to obtain mortgage financing or significantly increase the cost of mortgage financing, reduce market demand for our properties and increase our operating costs. We cannot be certain that the PRC government will not issue additional and more stringent regulations or measures or that agencies and banks will not adopt restrictive measures or practices in response to PRC governmental policies and regulations, which could substantially reduce pre-sales of our properties and cash flow from operations and substantially increase our financing needs, which would in turn materially and adversely affect our business, financial condition, results of operations and prospects.

OUR SALES WILL BE AFFECTED IF MORTGAGE FINANCING BECOMES MORE COSTLY OR OTHERWISE BECOMES LESS ATTRACTIVE.

Substantially all purchasers of our residential properties will rely on mortgages to fund their purchases. An increase in interest rates may significantly increase the cost of mortgage financing, thus affecting the affordability of residential properties. In 2008, the PBOC changed the lending rates five times. The benchmark lending rate for loans with a term of over five years, which affects mortgage rates, was increased to 5.94% on December 31, 2008. The PRC government and commercial banks may also increase the down payment requirement, impose other conditions or otherwise change the regulatory framework in a manner that would make mortgage financing unavailable or unattractive to potential property purchasers. If the availability or attractiveness of mortgage financing is reduced or limited, many of our prospective customers may not be able to purchase our properties and, as a result, our business, liquidity and results of operations could be adversely affected.

IF WE ARE PREVENTED FROM GUARANTEEING LOANS TO PROSPECTIVE HOME PURCHASERS, OUR SALES AND PRE-SALES MAY DECLINE.

In line with industry practice, we will provide guarantees to PRC banks with respect to loans procured by the purchasers of our properties in the form of a transfer of 5% of the home purchasers’ loan amount from our bank account to a bank designated account, as collateral for the home purchasers’ timely debt service payments.  The bank will release these deposits after construction is completed, final deliveries are made, and home purchasers have obtained the ownership documents necessary to secure a mortgage loan.  If there are changes in laws, regulations, policies, and practices that would prohibit property developers from providing guarantees to banks in respect of mortgages offered to property purchasers and as a result, banks would not accept any alternative guarantees by third parties, or if no third party is available or willing in the market to provide such guarantees, it may become more difficult for property purchasers to obtain mortgages from banks and other financial institutions during sales and pre-sales of our properties. Such difficulties in financing could result in a substantially lower rate of sale and pre-sale of our properties, which would adversely affect our cash flow, financial condition, and results of operations. We are not aware of any impending changes in laws, regulations, policies, or practices that will prohibit such practice in China. However, there can be no assurance that such changes in laws, regulations, policies, or practices will not occur in China in the future.

WE MAY BE UNABLE TO ACQUIRE LAND USE RIGHTS FROM THE GOVERNMENT WHICH COULD INCREASE OUR COST OF SALES.

Our revenue will depend on the completion and sale of our projects, which in turn will depend on our ability to acquire land use rights for such projects.  Land use rights costs will be a major component of our cost of real estate sales and increases in such costs could diminish our gross margin.  Competition in these bidding processes can result in higher land use rights costs for us.  In addition, we may not successfully obtain desired land use rights at commercially reasonable costs due to the increasingly intense competition in the bidding processes.  We may also need to acquire land use rights through acquisition, which could increase our costs.

THE PRACTICE OF PRE-SELLING PROJECTS MAY EXPOSE US TO SUBSTANTIAL LIABILITIES.

It is common practice by property developers in China to pre-sell properties (while still under construction), which involves certain risks.  For example, we may fail to complete a property development that may have been fully or partially pre-sold, which would leave us liable to purchasers of pre-sold units for losses suffered by them without adequate resources to pay the liability if funds have been used on the project. In addition, if a pre-sold property development is not completed on time, the purchasers of pre-sold units may be entitled to compensation for late delivery. If the delay extends beyond a certain period, the purchasers may be entitled to terminate the pre-sale agreement and pursue a claim for damages that exceeds the amount paid and our ability to recoup the resulting liability from future sales.

WE ARE DEPENDENT ON THIRD-PARTY SUBCONTRACTORS, MANUFACTURERS, AND DISTRIBUTORS FOR ALL ARCHITECTURE, ENGINEERING AND CONSTRUCTION SERVICES, AND CONSTRUCTION MATERIALS.  A DISCONTINUED SUPPLY OF SUCH SERVICES AND MATERIALS WILL ADVERSELY AFFECT OUR PROJECTS.

We are dependent on third-party subcontractors, manufacturers, and distributors for all architecture, engineering and construction services, and construction materials.  Services and materials purchased from our five largest subcontractors or suppliers accounted for 77.9% for the year ended December 31, 2010.  A discontinued supply of such services and materials will adversely affect our construction projects and the success of the Company.

WE MAY BE ADVERSELY AFFECTED BY THE FLUCTUATION IN RAW MATERIAL PRICES AND SELLING PRICES OF OUR PRODUCTS.

The land and raw materials that are used in our projects have experienced significant price fluctuations in the past. There is no assurance that they will not be subject to future price fluctuations or pricing control. The land and raw materials that are used in our projects may experience price volatility caused by events such as market fluctuations or changes in governmental programs. The market price of land and raw materials may also experience significant upward adjustment, if, for instance, there is a material under-supply or over-demand in the market. These price changes may ultimately result in increases in the selling prices of our properties, and may, in turn, adversely affect our sales volume, sales, operating income, and net income.

WE FACE INTENSE COMPETITION FROM OTHER REAL ESTATE DEVELOPERS.

The property industry in the PRC is highly competitive. In the tier-three cities we focus on, local and regional property developers are our major competitors. Many of our competitors are well capitalized and have greater financial, marketing, and other resources than we have. Some also have larger land banks, greater economies of scale, broader name recognition, a longer track record, and more established relationships in certain markets. In addition, the PRC government’s recent measures designed to reduce land supply further increased competition for land among property developers.

Competition among property developers may result in increased costs for the acquisition of land for development, increased costs for raw materials, shortages of skilled contractors, oversupply of properties, decrease in property prices in certain parts of the PRC, a slowdown in the rate at which new property developments are approved and/or reviewed by the relevant government authorities and an increase in administrative costs for hiring or retaining qualified personnel, any of which may adversely affect our business and financial condition. Furthermore, property developers that are better capitalized than we are may be more competitive in acquiring land through the auction process. If we cannot respond to changes in market conditions as promptly and effectively as our competitors, or effectively compete for land acquisition through the auction systems and acquire other factors of production, our business and financial condition will be adversely affected.

In addition, risk of property over-supply is increasing in parts of China, where property investment, trading and speculation have become overly active. We are exposed to the risk that in the event of actual or perceived over-supply, property prices may fall drastically, and our revenue and profitability will be adversely affected.

WE COULD BE ADVERSELY AFFECTED BY THE OCCURRENCE OF NATURAL DISASTERS.

From time to time, our developed sites may experience strong winds, storms, flooding and earth quakes. Natural disasters could impede operations, damage infrastructure necessary to our construction and operations. The occurrence of natural disasters could adversely affect our business, the results of our operations, prospects and financial condition .

WE HAVE LIMITED INSURANCE COVERAGE AGAINST DAMAGES OR LOSS WE MIGHT SUFFER.

The insurance industry in China is still in an early stage of development and business interruption insurance available in China offers limited coverage compared to that offered in many developed countries. We carry insurance for potential liabilities related to our vehicles, but we do not carry business interruption insurance and therefore any business disruption or natural disaster could result in substantial damages or losses to us. In addition, there are certain types of losses (such as losses from forces of nature) that are generally not insured because either they are uninsurable or insurance cannot be obtained on commercially reasonable terms. Should an uninsured loss or a loss in excess of insured limits occur, our business could be materially adversely affected. If we were to suffer any losses or damages to our properties, our business, financial condition and results of operations would be materially and adversely affected.

OUR OPERATING COMPANIES MUST COMPLY WITH ENVIRONMENTAL PROTECTION LAWS THAT COULD ADVERSELY AFFECT OUR PROFITABILITY.

We are required to comply with the environmental protection laws and regulations promulgated by the national and local governments of the PRC. Some of these regulations govern the level of fees payable to government entities providing environmental protection services and the prescribed standards relating to construction. Although construction technologies allow us to efficiently control the level of pollution resulting from our construction process, due to the nature of our business, wastes are unavoidably generated in the processes. If we fail to comply with any of these environmental laws and regulations in the PRC, depending on the types and seriousness of the violation, we may be subject to, among other things, warning from relevant authorities, imposition of fines, specific performance and/or criminal liability, forfeiture of profits made, or an order to close down our business operations and suspension of relevant permits.

THE OPERATING HISTORIES OF HEBEI ZHONGDING AND XINGTAI ZHONGING MAY NOT SERVE AS ADEQUATE BASES TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

The operating histories of Hebei Zhongding and Xingtai Zhonging may not provide a meaningful basis for evaluating our business following consummation of the Combination.  Although the revenues of Hebei Zhongding and Xingtai Zhonging have grown rapidly since their respective inceptions, we cannot guaranty that Hebei Zhongding and Xingtai Zhonging will maintain profitability or that they will not incur net losses in the future. We will encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

•	obtain sufficient working capital to support our expansion;
•	manage our expanding operations and continue to fill customers’ orders on time;
•	maintain adequate control of our expenses allowing us to realize anticipated income growth;
•	implement our product development, sales, and acquisition strategies and adapt and modify them as needed;
•	successfully integrate any future acquisitions; and
•
anticipate and adapt to changing conditions in the real estate industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

WE MAY NOT BE ABLE TO SUCCESSFULLY EXECUTE OUR STRATEGY OF EXPANDING INTO NEW GEOGRAPHICAL MARKETS IN CHINA, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

We plan to expand into new geographical areas in China. Since China is a large and diverse market, consumer trends and demands may vary significantly by region and Kirin China’s experience in the markets in which it currently operates may not be applicable in other parts of China. As a result, we may not be able to leverage Kirin China’s experience to expand into other parts of China. When we enter new markets, we may face intense competition from companies with greater experience or an established presence in the targeted geographical areas or from other companies with similar expansion targets. Therefore, we may not be able to adequately grow our sales in the new cities we enter due intense competitive pressures and or the substantial costs involved.

OUR FAILURE TO EFFECTIVELY MANAGE GROWTH MAY CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE AT LEVELS WE EXPECT.

In order to maximize potential growth in Kirin China’s current and potential markets, we believe that we must expand into other markets and increase our land reserves to ensure the sustainable development capability of the Company and to maintain growth. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to effectively manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR FUTURE OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake land acquisitions, continue to develop our real estate projects or expand our operations to the Bohai Sea Surrounding Area, which may as a result impact our cash flow and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of competitive projects undertaken by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including land acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our common stock can also be expected to be subject to volatility resulting from purely market forces over which we have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the PRC) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

NEED FOR ADDITIONAL EMPLOYEES.

Our future success also depends upon our ability to attract and retain highly qualified personnel. Expansion of our post-Combination business and the management and operation of the post-Combination Company will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

THE LOSS OF THE SERVICES OF OUR KEY EMPLOYEES, PARTICULARLY THE SERVICES RENDERED BY JIANFENG GUO, OUR FOUNDER AND CHAIRMAN, COULD HARM OUR BUSINESS.

Our success will depend to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Jianfeng Guo, our Founder and Chairman.  The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

WE WILL INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE MAY NOT BE ABLE TO MEET THE ACCELERATED FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE COMMISSION WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with our annual report for the year ending December 31, 2010, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;
•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and
•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Commission, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

THE COMBINATION INVOLVES A REVERSE MERGER OF A FOREIGN COMPANY INTO A DOMESTIC SHELL COMPANY, SO THAT THERE IS NO HISTORY OF COMPLIANCE WITH UNITED STATES SECURITIES LAWS AND ACCOUNTING RULES.

In order to be able to comply with United States securities laws, the Operating Companies prepared the combined financial statements for the first time under U.S. generally accepted accounting principles and recently had their initial audit of the combined financial statements in accordance with the Public Company Accounting Oversight Board (United States). As Kirin China does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with Commission reporting requirements than a comparable domestic company.

Risks Relating to the People’s Republic of China Generally

CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS THAT ARE APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

CURRENCY CONVERSION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of the Chinese Renminbi (“RMB”) into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises (“ FIEs ”), for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange (“ SAFE ”), effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as loans denominated in foreign currencies, direct investment and capital contribution, is still subject to certain restrictions, and prior approval and registration from the SAFE or its relevant branches must be sought. In addition, each conversion of the foreign exchange and repayment of the loans denominated in foreign currencies are subject to the approval of SAFE or its local branches. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the currencies.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiary. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

PRC REGULATION OF LOANS AND DIRECT INVESTMENT BY OFFSHORE HOLDING COMPANIES TO PRC ENTITIES MAY DELAY OR PREVENT US FROM USING THE PROCEEDS OF THE OFFERING TO MAKE LOANS OR ADDITIONAL CAPITAL CONTRIBUTIONS TO OUR PRC SUBSIDIARY OR OPERATING COMPANIES, WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR LIQUIDITY AND OUR ABILITY TO FUND AND EXPAND OUR BUSINESS.

In utilizing the proceeds from outside China, as an offshore holding company of our PRC Subsidiary, we may make loans to our PRC Subsidiary, or we may make additional capital contributions to our PRC Subsidiary or Operating Companies. Any loans to our PRC Subsidiary are subject to PRC regulations. For example, loans by us to PRC Subsidiary, Kirin Management, which is a foreign invested enterprise, to finance its activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE. On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. The notice requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. The foreign currency-denominated capital shall be verified by accounting firm before converting into RMB. In addition, SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company.  To convert such capital into RMB, the foreign-invested company must report the use of such RMB to the bank, and the RMB must be used to the reported purposes. According to Circular 142, change of the use of such RMB without approval is prohibited.  In addition, such RMB may not be used to repay RMB loans if the proceeds of such loans have not yet been used. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Rules.

We may also decide to finance our PRC Subsidiary or Operating Companies by means of capital contributions. These capital contributions must be approved by the PRC Ministry of Commerce, or MOFCOM, or its local counterpart. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiary. If we fail to receive such approvals, our ability to use the proceeds of the Offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Since 1994, the exchange rate for the Chinese Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION WILL BE SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our operating assets are located inside PRC. Under the laws governing FIEs in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividends of proceeds from liquidation will be paid through Kirin Management, our PRC Subsidiary, which is subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation of a foreign invested enterprise is subject to the relevant commerce authority’s approval, registration in relevant Administration for Industry and Commerce and supervision as well as the foreign exchange control. Though the dividends of proceeds from liquidation can be remitted out of China to the investor after approved by the commerce authority and SAFE, we cannot assure that we can always obtain such approvals. This may generate additional risk for our investors in case of dividend payment and liquidation.

DUE TO VARIOUS RESTRICTIONS UNDER PRC LAWS ON THE DISTRIBUTION OF DIVIDENDS BY OUR PRC SUBSIDIARY, WE MAY NOT BE ABLE TO PAY DIVIDENDS TO OUR STOCKHOLDERS.

The Wholly-Foreign Owned Enterprise Law (1986), as amended, and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended, and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly-foreign owned enterprises. Under these regulations, wholly-foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of Renminbi into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits.

Furthermore, if our PRC Subsidiary or the Operating Companies incur debt on their own in the future, the instruments governing the debt may, in all probability, restrict their ability to pay dividends or make other payments.
IT MAY BE DIFFICULT TO EFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are based in the PRC and our directors and officers reside in the PRC, service of process on the Company and such directors and officers may be difficult to effect within the United States. Also, our main assets are located in the PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

UNDER THE ENTERPRISE INCOME TAX LAW, WE MAY BE CLASSIFIED AS A “RESIDENT ENTERPRISE” OF CHINA. SUCH CLASSIFICATION WILL LIKELY RESULT IN UNFAVORABLE TAX CONSEQUENCES TO US AND OUR NON-PRC STOCKHOLDERS.

China passed a new Enterprise Income Tax Law (the “EIT Law”), and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies (the “Notice”), further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

Iwamatsu Reien, who beneficially owns, through her interests in the BVI Companies, approximately 89.7% of our common stock , has granted to Jianfeng Guo, Longlin Hu and Xiangju Mu, each a PRC resident, an option to acquire her interests in Prolific Lion Limited, Valiant Power Limited and Solid Wise Limited, respectively and the voting rights over the shares of the respective BVI Company.  We may be deemed to be a resident enterprise by Chinese tax authorities if any of Messrs. Jianfeng Guo, Longlin Hu or Ms. Xiangju Mu choose to exercise his right under the option agreement to acquire Ms. Reien’s interest in the applicable BVI Company and exercise the voting rights over the shares of the respective BVI Company in the future and gains control over Kirin China.  If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%.  Currently, we do not expect to have any non-China source income.  Second, although under the EIT Law and its implementing rules, dividends paid to us from our PRC Subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares. We will actively monitor the possibility of “resident enterprise” treatment for the 2010 tax year and will evaluate appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

IF PRC REGULATORY AUTHORITIES DETERMINE THAT OUR THE OFFERING REQUIRED CSRC APPROVAL, WE MAY FACE VARIOUS SANCTIONS THAT COULD ADVERSELY AFFECT OUR BUSINESS.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the China Securities Regulatory Commission (“CSRC”), SAFE as well as other government agencies, released a Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (“M&A Regulation”), which took effect September 8, 2006 and was amended in 2009. These new rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions.  According to the new M&A Regulation, a related-party acquisition in which an offshore company owned or controlled by a PRC resident acquires a domestic company controlled by the same PRC resident shall be subject to the approval of MOFCOM.

Among other things, the M&A Regulation also included new provisions to require that the overseas listing of an offshore company which is directly or indirectly controlled by a PRC resident for the purpose of overseas listing of such PRC resident’s interests in a domestic company, known as a “special purpose company,” must obtain the approval of CSRC prior to the listing.

Our current VIE structure avoids the acquisition transaction which is directly the target under scrutiny of the M&A Regulation, including the requirement of CSRC approval.  Thus, we believe that, in its current practice, the M&A Regulation does not apply to our situation.

However, the application of this M&A Regulation remains uncertain since neither MOFCOM nor CSRC has approved any Chinese company’s foreign listing. There is no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the MOFCOM or CSRC approval requirements. If the MOFCOM, CSRC or other PRC regulatory body subsequently determines that the new M&A Regulation applies to our situation and CSRC’s approval was required for the  reverse acquisition, we may face sanctions by the MOFCOM, CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from the Offering into the PRC, or take other administrative actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

RECENT PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARY, LIMIT OUR SUBSIDIARY’S ABILITY TO DISTRIBUTE DIVIDENDS AND ADVERSELY AFFECT OUR BUSINESS.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies (“ Notice 75 ”) which became effective as of November 1, 2005. According to Notice 75, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing such offshore company with assets or equity interests in an onshore enterprise located in the PRC, or an offshore special purpose company.

The current shareholders of Kirin China are not PRC residents. However, our prospective beneficial owners and/or shareholders and the Option Holders under the Call Option Agreements who are PRC residents may fall within the ambit of the Notice 75 and be required to register with the local SAFE branch as required under Notice 75. If so required, and if such shareholders and/or beneficial owners fail to timely register their SAFE registrations pursuant to Notice 75, or if future shareholders and/or beneficial owners of our company who are PRC residents fail to comply with the registration procedures set forth in Notice 75, this may subject such shareholders, beneficial owners and/or our PRC Subsidiary or affiliates to fines and legal sanctions and may also limit our ability to contribute additional capital (including using the proceeds from the Offering) into our PRC Subsidiary or the Operating Companies and affiliates, limit the ability of our PRC Subsidiary and affiliates to distribute dividends, or otherwise adversely affect our business.

Currently, there have been no findings by the PRC authorities that we or our shareholders have violated applicable laws or regulations with respect to the Contractual Arrangements, our organizational structure and other related agreements.  However, the exercise of the option by Messrs. Guo, Hu or Mu under their respective Call Option Agreements may subject them to the registration requirement by SAFE, and there can be no assurance that such registration will be granted.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

We are dependent on our relationship with the local government in the provinces in which we operate our business. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that Kirin China’s operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

IF OUR LAND USE RIGHTS ARE REVOKED, WE WOULD HAVE NO OPERATIONAL CAPABILITIES.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to tenants the rights to use property. Use rights can be revoked and the tenants forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. The Operating Companies rely on these land use rights as the cornerstone of their operations, and the loss of such rights would have a material adverse effect on our company.

Risks Relating to our Corporate Structure

THE PRC GOVERNMENT MAY DETERMINE THAT THE CONTRACTUAL ARRANGEMENT IS NOT IN COMPLIANCE WITH APPLICABLE PRC LAWS, RULES AND REGULATIONS.

In the PRC it is widely understood that foreign invested enterprises are forbidden or restricted to engage in certain businesses or industries which are sensitive to the economy.  While we intend to centralize our management and operation in the PRC without being restricted to conduct certain business activities which are important for our current or future business but are restricted or might be restricted in the future, we believe our Contractual Arrangements will be essential for our business operation.  In order for Kirin Management to manage and operate our business through the Operating Companies in the PRC, the Contractual Arrangements were entered into under which almost all of the business activities of the Operating Companies are managed and operated by Kirin Management and almost all economic benefits and risks arising from the business of the Operating Companies are transferred to Kirin Management.

There are risks involved with the operation of the Operating Companies under the Contractual Arrangements.  If the Contractual Arrangements are considered to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

•	discontinuing or restricting the operations of Kirin Management or the Operating Companies;
•	imposing conditions or requirements in respect of the Contractual Arrangement with which Kirin Management may not be able to comply;
•	requiring us to restructure the relevant ownership structure or operations; and
•	taking other regulatory or enforcement actions that could adversely affect our business.

Any of these actions could have a material adverse impact on our business, financial condition and results of operations.

THE CONTRACTUAL AGREEMENTS THROUGH WHICH WE HAVE ESTABLISHED CONTROL OF HEBEI ZHONGDING AND XINGTAI ZHONGDING MAY NOT BE AS EFFECTIVE IN PROVIDING OPERATIONAL CONTROL OVER THOSE ENTITIES AS DIRECT OWNERSHIP. BECAUSE WE RELY ON HEBEI ZHONGDING AND XINGTAI ZHONGDING FOR OUR REVENUE, ANY TERMINATION OF, OR DISRUPTION TO, THESE CONTRACTUAL ARRANGEMENTS COULD DETRIMENTALLY AFFECT OUR BUSINESS.

All of our business operations are carried out by Hebei Zhongding and Xingtai Zhongding. We do not own any equity interests in Hebei Zhongding and Xingtai Zhongding, but control and receive the economic benefits of their respective business operations through various Contractual Arrangements. The Contractual Arrangements are between Hebei Zhongding and Xingtai Zhongding, their respective owners, and Kirin Management, our wholly-owned subsidiary in the PRC. The Contractual Arrangements are comprised of a series of agreements, including: an Entrusted Management Agreement, a Shareholders’ Voting Proxy Agreement and an Exclusive Option Agreement. Through these Contractual Arrangements, we have the ability to substantially influence the daily operations and financial affairs of Hebei Zhongding and Xingtai Zhongding, as we are able to appoint its senior executives and approve all matters requiring shareholder approval. Accordingly, we will consolidate Hebei Zhongding’s and Xingtai Zhongding’s operating results, assets and liabilities in our financial statements.

These agreements are governed by the PRC laws and regulations. PRC laws and regulations concerning the validity of the Contractual Arrangements are uncertain, as many of these laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement by the PRC government may involve substantial uncertainty. Further, these Contractual Arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration proceedings pursuant to PRC laws. If Hebei Zhongding or Xingtai Zhongding or their respective stockholders fail to perform their obligations under the Contractual Arrangements, we may have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, and there is a risk that we may be unable to obtain these remedies. Therefore our Contractual Arrangements may not be as effective in providing control over Hebei Zhongding and Xingtai Zhongding as direct ownership. Because we rely on Hebei Zhongding and Xingtai Zhongding for our revenue, any termination of or disruption to these Contractual Arrangements could detrimentally affect our business.

Risks Relating to Our Securities

IN ORDER TO RAISE SUFFICIENT FUNDS TO EXPAND OUR OPERATIONS, WE MAY HAVE TO ISSUE ADDITIONAL SECURITIES AT PRICES WHICH MAY RESULT IN SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of shares of common stock outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our shares of common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC Subsidiary may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of Chinese Renminbi into U.S. dollars or other hard currency and other regulatory restrictions.

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Although our common stock is quoted on the OTC BB, our shares of common stock are very thinly traded, and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business.  As a result holders of our securities may not find purchasers our securities should they to sell securities held by them.  Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

We expect to apply for listing of our common stock on a senior exchange, however, there can be no guarantee that such listing shall be achieved at any time.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the Commission’s “penny stock” rules if our shares of common stock sell below $5.00 per share.  Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended December 31, 2010, 2009 and 2008 should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this Report. References in this section to “we,” “us,” “our” or “Kirin China” are to the consolidated business of Kirin China.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Recent Developments

Reverse Acquisition of Kirin China

On March 1, 2011, we completed a reverse acquisition transaction through a share exchange with the shareholders of Kirin China whereby we acquired all of the issued and outstanding shares of Kirin China in exchange for 18,547,297 shares of our common stock, which represented approximately 98.4% of our total shares outstanding immediately following the closing of the transaction.  As a result of the reverse acquisition, Kirin China became our wholly owned subsidiary and the former shareholders of Kirin China became our controlling stockholders. The share exchange transaction with Kirin China was treated as a reverse acquisition, with Kirin China as the acquirer and the Company as the acquired party.

Kirin China was formed under the laws of the British Virgin Islands on July 6, 2010.  Kirin China owns all of the share capital of Kirin Development.  Kirin Development owns all of the share capital of Kirin Management, a wholly foreign owned enterprise located in Shijiazhuang City, Hebei Province.  As discussed elsewhere in this Report, Kirin Management has entered into a series of Contractual Arrangements including entrusted management, shareholders’ voting proxy agreement and the exclusive option agreement with the Operating Companies and their respective shareholders.  Kirin China does not own any equity interests in the Operating Companies, but controls and receives the economic benefits of their business operations through the Contractual Arrangements.  Because the Operating Companies are contractually controlled by Kirin China, accordingly, Kirin China is able to consolidate the Operating Companies’ results, assets and liabilities into its financial statements. The company effectuated this organizational structure due to China’s limitations on foreign investments and ownership in certain Chinese domestic businesses.  Generally, the Chinese law prohibits foreign entities from directly owning certain types of businesses.  The company obtained an opinion from Chinese legal counsel that this structure is legal and valid and that the U.S. holding corporation can obtain the same benefits and risks with this contractual structure as it would with a direct equity ownership. The entrusted management agreement, shareholders’ voting proxy agreement and the exclusive option agreement are not required to be registered with local, provincial or national authorities in the PRC currently.

Kirin China is a private real estate development company with business and operations conducted in the PRC. Kirin China focuses its operations on real estate development in “tier-three” cities in the PRC.  Tier-three cities are provincial capital cities with ordinary economic development and prefecture cities with relatively strong economic development.  Currently, Kirin China’s real estate development projects are mainly concentrated in Hebei Province, primarily in the city of Xingtai, and nearby regions.  Hebei Province is located in the North Region of the PRC.  Kirin China intends to also focus on the Bohai Sea Surrounding Area, which comprises Beijing, Tianjin, Hebei Province, Liaoning Province and Shandong Province.

The environment for China real estate is segmented highly along the lines of Megacities and Tier 1 Cities, which are marked by speculative bubbles and low affordability due to sometimes irrational prices, and the Tier 3 cities like our home market of Xingtai, which are driven by first-time, owner-occupied homebuyers, a lot of which pay 100% cash, and whose incomes have increased at twice the rate of housing.

Kirin Bay Project and the No. 79 Courtyard Project have started to sell in 2011 and the Company intends to expand the Bohai Sea Surrounding Area and other projects in the next 3 to 5 years. So the Company can get revenue from those completed projects and presale of properties. The Company had purchased land reserves to develop those projects so the similar growth can be still expected up to year 2015. The Company also plans to obtain more land reserves in various forms to insure the continuous development of the Company.

We believe that the Company’s infrastructure is able to keep up with growth mainly due to:  (i) the Company’s experience in developing real estate projects; (ii) its experienced management team; (iii) the Company’s expertise in handling real estate sales; (iv) the Company’s reputation in the local markets we serve; and (v) continued cooperation with local government.

Financing Transaction

On March 1, 2011 and immediately following the reverse acquisition of Kirin China, we completed the Offering of Units, each consisting of four (4) shares of common stock, a Series A Warrant and a Series B Warrant.  An aggregate of 69,000 Units were sold in the Offering for gross proceeds to the Company of $1,380,000.  As a result of the Offering, the Company issued an aggregate of 276,000 shares of its common stock (the “Shares”) and warrants to acquire an aggregate of 138,000 shares of our common stock to the Purchasers.

Pursuant to the Subscription Agreements, the Purchasers were also granted the following rights:

●
Each Purchaser shall have the right to invest up to 25% of the shares of the Company’s common stock offered for sale in a public offering, on a pro rata basis with other Purchasers, in connection with the listing of the Company’s common stock on a senior exchange;

●
Except for certain qualified issuances, in the event of a Dilutive Issuance at any time during the Dilution Period the Company is required to issue additional shares of common stock to the Purchasers, on a pro rata basis, so that the average per share purchase price of the shares purchased and owned by the Purchaser on the date of the Lower Price Issuance plus such additional shares issued to the Purchaser pursuant to this requirement is equal to such other Lower Price Issuance.

●
In the event that net income for the fiscal year ended December 31, 2010 is less than $20 million or net income for the fiscal year ended December 31, 2011 is less than $35 million, then the Company shall issue to the Purchasers, on a pro rata basis, additional shares of the Company’s common stock to account for such shortfall with respect to the applicable target net income.

The Series A Warrants are exercisable for an aggregate of 69,000 shares of our common stock and the Series B Warrants are exercisable for an aggregate of 69,000 shares of our common stock.  The Investor Warrants are exercisable for a period of three years from the original issue date.  The exercise price with respect to the Series A Warrants and the Series B Warrants is $6.25 and $7.50, respectively.  The exercise price for both warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

In connection with the Offering, we agreed to file the Registration Statement with the Commission to register the Shares and the shares of common stock underlying the Investor Warrants on or before the Required Filing Date and use our best efforts to have it declared on or before the Required Effectiveness Date.  In the event of a full review of the Registration Statement by the Commission, the Required Effectiveness Date will be extended by 30 days.

If the Registration Statement is not filed by the Required Filing Date or is not declared effective by the Required Effectiveness Date, the Company is required to pay cash liquidated damages to each Purchaser in the amount equal to 0.5% of such Purchaser’s subscription amount subscribed for by such Purchaser for each 30-day period for which the Company is not compliance, subject to a cap of six percent (6%) of such Purchaser’s subscription amount.

Factors affecting our operating results

Government Regulations

Property and Land Use Rights

All urban land in China is owned by the State. Pursuant to Interim Regulations of the People’s Republic of China Concerning the Assignment and Transfer of the Right to the Use of the State-owned Land in the Urban Areas, which became effective on May 19, 1990, individuals and companies are permitted to acquire rights to use urban land or land use rights for specific purposes, including residential, industrial and commercial purposes. The land use rights are granted for a period of 70 years for residential purposes, 50 years for industrial purposes and 40 years for commercial purposes. These periods may be renewed at the expiration of the initial and any subsequent terms. Upon approval by both the land administrative authorities and city planning authorities, industrial parcel uses may be converted to other uses, and the duration and other clauses in the land use right granting agreement will be revised to match the new use. Granted land use rights are transferable and may be used as security for borrowings and other obligations. From time to time, we acquire land use rights both from the government or other owners of land use rights for our development of residential and commercial construction in due course of business.

Permits and Certificates

According to the Urban Real Estate Development and Operation Administration Regulation, promulgated by State Council on July 20, 1998, the Urban Real Estate Development and Operation Administration Rules of Hebei Province promulgated by government of Hebei province and effective on July 1, 2004, and the Real Estate Development Enterprise Qualification Administration Regulation promulgated by Ministry of Construction on March 29, 2000, a real estate development enterprise shall obtain a Real Estate Development Enterprise Qualification Certificate (the “Development Certificate”) with four grades. To obtain a grade 4 Development Certificate, an enterprise must have engaged in the real estate development business for more than one year with 100% pass rate of its completed projects and shall have a certain number of construction, financial, accounting and technical professionals, established a quality control system and does not have any record of material construction accidents and the registered capital shall be no less than RMB five million (approximately $756,224). To obtain a grade 3 Development Certificate, besides the requirements of a grade 4 Development Certificate, an enterprise must have engaged in the real estate development business for more than two year with 100% pass rate of its completed projects of two consecutive years and have completed the development of accumulatively more than 50,000 square meters construction and the registered capital shall be no less than RMB eight million (approximately $1,209,958). To obtain a grade 2 Development Certificate, besides the requirements of a grade 3 Development Certificate, an enterprise must have engaged in the real estate development business for more than three years with 100% pass rate of its completed projects of three consecutive years and have completed the development of accumulatively more than 150,000 square meters construction and the registered capital shall be no less than RMB 20 million (approximately $3,024,895). To obtain a grade 1 Development Certificate, besides the requirements of grade 2 Development Certificate, an enterprise must have engaged in the real estate development business for more than five years with 100% pass rate of its completed projects of five consecutive years and have completed the development of accumulatively more than 300,000 square meters construction and the registered capital shall be no less than RMB 50 million (approximately $7,562,237). With grade 1 Development Certificate, the enterprise is allowed to develop all kinds of projects without limitation. With grade 2 Development Certificate, the enterprise is allowed to develop the project(s) with total construction area no more than 250,000 square meters each time. With grade 3 Development Certificate, the enterprise is allowed to develop the project(s) with total construction area no more than 150,000 square meters each time.  With grade 4 Development Certificate, the enterprise may develop the project(s) with total construction area no more than 100,000 square meters each time.  Upon expiration of the certificate, if the enterprise is going to continue the business of real estate development, it shall apply for a new one.  Hebei Zhongding has obtained the grade 3 Development Certificate No. Ji Jian Fang Kai Xing Zi No. 192 with an expiration date of December 2, 2011. Zhongding Jiye has obtained the grade 4 Development Certificate No. Ji Jian Fang Kai Xing Zi No.304 with an expiration date of March 21, 2012. We intend to maintain our relevant Development Certificates and renew them upon expiration. We also intend to apply for higher grades of Development Certificates upon satisfaction of the relevant requirements.

For each project we develop, before commencing sales of such project, we are required to obtain Land Use Rights Certificates, Construction Land Planning Permits, Construction Work Planning Permits, Work Commencement Permits and Pre-Sales Permits. We have obtained all these permits for our completed projects as specified in “Market Area and Projects-Completed Projects”. We have also obtained Land Use Rights Certificate and Construction Land Planning Permit for No. 79 Courtyard Project, our planned projects and are in the process of applying for other permits.

Taxation

On March 16, 2007, the National People’s Congress of China passed the New EIT Law, and on November 28, 2007, the State Council of China passed the EIT Law Implementing Rules which took effect on January 1, 2008. The EIT Law and its implementing rules impose a unified earned income tax, or EIT, rate of 25.0% on all domestic-invested enterprises and foreign invested enterprises, or FIEs, unless they qualify under certain limited exceptions. As a result, our PRC Subsidiaries and Operating Companies are subject to an earned income tax of 25.0%. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an EIT rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, a recent circular issued by the State Administration of Taxation on April 22, 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities.

In addition, the recent circular mentioned above sets out criteria for determining whether “de facto management bodies” are located in China for overseas incorporated, domestically controlled enterprises. However, as this circular only applies to enterprises established outside of China that are controlled by PRC enterprises or groups of PRC enterprises, it remains unclear how the tax authorities will determine the location of “de facto management bodies” for overseas incorporated enterprises that are controlled by individual PRC residents like us and some of our subsidiaries. We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In addition, dividends paid to us from our PRC Subsidiary and dividends we pay to our non-PRC shareholders may be subject to a 10% withholding tax.

Foreign Currency Exchange

All of our sales revenue and expenses are denominated in RMB. Under the PRC foreign currency exchange regulations applicable to us, RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Currently, our PRC Subsidiary and Operating Companies may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of State Administration of Foreign Exchange (“SAFE”), by complying with certain procedural requirements. Conversion of RMB for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of SAFE. In particular, if our PRC Subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance PRC Subsidiary and/or Operating Companies by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including Ministry of Commerce of the People’s Republic of China (the “MOFCOM”), or their respective local branches. These limitations could affect our PRC Subsidiary and Operating Companies’ ability to obtain foreign exchange through debt or equity financing.

Dividend Distributions

Our revenues are earned by our PRC Subsidiary, which derives profit from management fees paid by the Operating Companies. However, PRC regulations restrict the ability of our PRC Subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC Subsidiary only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC Subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in such fund reaches 50% of its registered capital. Our PRC Subsidiary, Kirin Management cannot distribute the profits or pay dividends out of China before it sets aside such statutory fund unless the amounts in such fund reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Our PRC Subsidiary has the discretion to allocate a portion of their after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

In addition, under the New EIT law, the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates, or Notice 112, which was issued on January 29, 2008, the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, or the Double Taxation Arrangement (Hong Kong), which became effective on December 8, 2006, and the Notice of the State Administration of Taxation Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties, or Notice 601, which became effective on October 27, 2009, dividends from our PRC Subsidiary paid to us through our Hong Kong subsidiary may be subject to a withholding tax at a rate of 10%, or at a rate of 5% if our Hong Kong subsidiary is considered a “beneficial owner” that is generally engaged in substantial business activities and entitled to treaty benefits under the Double Taxation Arrangement (Hong Kong). Furthermore, the ultimate tax rate will be determined by treaty between the PRC and the tax residence of the holder of the PRC subsidiary. Dividends declared and paid from before January 1, 2008 on distributable profits are grandfathered under the New EIT Law and are not subject to withholding tax.

Circular 75

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an SPV for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest of offshore SPV. Failure to comply with the requirements of Circular 75, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

As we stated under “Risk Factors—Risks Related to Doing Business in China,” failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC Subsidiary or the Operating Companies, limit our PRC Subsidiary’s ability to distribute profits to us or otherwise materially adversely affect us. We cannot assure our beneficial owners or prospective shareholders, who are PRC residents as defined in Circular 75, can obtain registration with the relevant branch of SAFE, if so required, in connection with their equity interests in us and our control of equity interests in the Operating Companies through the Contractual Arrangements. However, many of the terms and provisions in Circular 75 remain unclear and implementation by central SAFE and local SAFE branches of Circular 75 has been inconsistent since its adoption. Therefore, we cannot predict how Circular 75 will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders.

Mergers and Acquisitions

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the 2006 M&A Rule, which became effective on September 8, 2006. According to the 2006 M&A Rule, a “Round-trip Investment” is defined as having taken place when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s). Under the 2006 M&A Rules, any Round-trip Investment must be approved by MOFCOM and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

As we stated under “Risk factors—Risks Related to Doing Business in China”, PRC regulations regarding offshore financing activities by PRC residents have undertaken continuous changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect our business. Though we believe the 2006 M&A Rule does not apply to us, the PRC regulatory authorities may take the view that these transactions and the Share Exchange Agreement are part of an overall series of arrangements which constitute a Round-trip Investment and as a result, we may be subject to fines and penalties on our operations in the PRC, our operating privileges in the PRC may be limited, the repatriation of the proceeds from the Offering into the PRC may be delayed or restricted, and we may face other administrative actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

PRC Policies Affecting the Real Estate Industry

We believe that the PRC’s strict regulations and policies in regard to the real estate industry will have less impact on our operations.  Strict real estate development regulations primarily impact tier-one cities and some over-invested second tier cities. We anticipate that most of second and third tier cities in which we intend to develop our projects will be less affected directly by such real estate regulatory policies in the next five years since we believe that the PRC government will continue to encourage investment in these areas to maintain GDP growth and the pace of urbanization.  At the local level, we seek to have extensive discussions with local government authorities in the second and third tier cities we intend to develop in regarding local policies in order to determine whether any such policies could have  an adverse impact on our planned projects.  In addition, we believe potential homebuyers in third tier cities have stronger purchasing power and are less dependent on loans to fund their purchases.  As a result the central PRC government’s restrictions on the total scale of bank loans should have a lesser impact on our business.

Results of Operations

	For the Years Ended December 31,
	2010	2009	2008

Revenue from real estate sales, net	$51,344,999	$22,968,587	$11,892,062
Cost of real estate sales	28,125,753	17,349,913	8,595,976
Gross profit	23,219,246	5,618,674	3,296,086
Operating expenses
Selling expenses	1,003,302	713,480	352,434
General and administrative expenses	1,404,126	797,806	370,293
	2,407,428	1,511,286	722,727
Income from operations	20,811,818	4,107,388	2,573,359

Other income (expense)
Sale of land use right, net	658,533	-	-
Government grant	9,293,749	7,484,417	-
Interest expense	(895,840)	(399,357)	(308,514)

Total other income (expense)	9,056,442	7,085,060	(308,514)

Income before income taxes	29,868,260	11,192,448	2,264,845

Provision for income taxes	8,974,656	3,040,217	795,900

Net income	20,893,604	8,152,231	1,468,945

Year Ended December 31, 2010 Compared with the Year Ended December 31, 2009

Revenues

Our net revenue for the year ended December 31, 2010 was $51,344,999, an increase of 123.5% or $28,376,412, from $22,968,587 for the year ended December 31, 2009. This increase was mainly due to increased recognized revenue under percentage of completion method attributable to Kirin County Project in 2010. The average completion percentage of the project increased from 32.0% as of December 31, 2009 to 71.2% as of December 31, 2010. The Companies have received $22,417,416 and $14,601,339 deposits from customers as of December 31, 2010 and 2009, respectively. During the year ended December 31, 2010, we started to develop new projects Kirin Bay Project and No. 79 Courtyard Project which will generate revenue from year ending December 31, 2011 and will last for 3-5 years. We are expecting to develop other new projects in the future.

Our homebuyers are employed in a variety of industries. Approximately 40% of our homebuyers are employed in the mining and steel businesses, which constitutes the largest group of our homebuyers. About 28% of our homebuyers are government employees and officials, which constitutes the second largest homebuyer group. We also have homebuyers who are private owners (9.7%) and intellectuals (5%) as well as homebuyers employed by other business categories.  Persons between the ages of 35 and 45 comprise approximately 42% of our homebuyers.  Persons between the ages of 45 and 55 and between the ages of 28 to 35 account for 19% and 21%, respectively, of our homebuyers.  Accordingly, we consider middle-age persons, who typically have stable income, as the majority of our homebuyers.

	For the Years ended December 31,
	2010	2009
Revenue from real estate sales, net	$51,344,999	$22,968,587

Cost of Real Estate Sales

Our cost of real estate sales for the year ended December 31, 2010 was $28,125,753, an increase of $10,775,840, or approximately 62.1%, compared to $17,349,913 for the year ended December 31, 2009. The increase was mainly due to an increase in sales attributable to Kirin County Project in 2010.

In addition, there was a much higher percentage of completion of properties and lots under development in 2010 compared to that in 2009 and therefore the Company has recognized more costs in 2010 compared to 2009.

	For the Years ended December 31,
	2010	2009
Cost of real estate sales	$28,125,753	$17,349,913

Gross Profit

Gross Profit for the year ended December 31, 2010 was $23,219,246, an increase of $17,600,572, or approximately 313.3%, compared to $5,618,674 for the year ended December 31, 2009.  The increase was due to the increased total sales combined with an increase in gross margin from 24.5% for the year ended December 31, 2009 to 45.2% the year ended December 31, 2010. The increased gross margin was because we started to sell the commercial buildings of Kirin County Projects during the year ended December 31, 2010, while during the year ended December 31, 2009, only residential buildings were sold. The gross margin of commercial buildings (about 70%) is much higher than residential buildings (about 24%).

Operating Expenses

Operating expenses for the year ended December 31, 2010 were $2,407,428, an increase of $896,142, or 59.3%, from $1,511,286 for the year ended December 31, 2009.

Selling expenses for the year ended December 31, 2010 were $1,003,302, an increase of $289,822 or 40.6% from $713,480 for the year ended December 31, 2009.  The increase was mainly due to the Company did more advertising in local papers, television and radio broadcast for the Kirin County Project since the construction was close to completion, and its newly developed projects Kirin Bay Project and No. 79 Courtyard Project. The latter two projects had not contributed any revenue yet as of December 31, 2010 and the sales are expected to start in the year ending December 31, 2011. Advertising expense increased $42,718 in the year ended December 31, 2010 compared to the year ended December 31, 2009.

General and administrative expenses were $1,404,126 for the year ended December 31, 2010, an increase of $606,320, or 76.0% from $797,806 for the year ended December 31, 2009. The increase was mainly because with the increase in sales of our Kirin County Projects, we increased salary expense of $83,099 for increased number of management and administrative employees, and office and entertainment fee of $153,382. We also incurred a non-recurring $306,172 penalty expense during the year ended December 31, 2010.

Income from Operations

Our income from operations for the year ended December 31, 2010 was $20,811,818, an increase of $16,704,430, or 406.7%, from $4,107,388 for the year 2009. The increase was due to increased sales which were partially offset by increases in costs of real estate sales and operating expenses.

Other Income (Expense)

Total other income for the year ended December 31, 2010 was $9,056,442, an increase of $1,971,382, or 27.8% from an expense of $7,085,060 for the same period in 2009.

Government grant was $9,293,749 for the year ended December 31, 2010, an increase of $1,809,332 from $7,484,417 for the year ended December 31, 2009. The increase was due to the realization of $9,293,749 as grant income from the PRC government relating to a property development project to subsidize improvement of the neighborhood where the real estate project situates, and control of property price volatility for the year ended December 31, 2010, which was $1,809,332 more than that of the year ended December 31, 2009.  The government grant increased our profitability of the project, but we are not expecting to receive such government grant for other projects in the future.

Interest expense was $895,840 for the year ended December 31, 2010, an increase of $496,483, or 124.3%, from $399,357 for the year ended December 31, 2009.  The increase was mainly due to the addition of long-term bank loans of $17,136,580 in April 2010. Our interest expense for the year depends on the Company’s debt ratio which is related to our capital need for the construction of projects. We expect there will be a elevated level of interest expense in the future associated with the development of new projects unless we could obtain capital from other resources.

Income Taxes

Income taxes for the year ended December 31, 2010 was $8,947,656, an increase of $5,934,439 or 195.2% from $3,040,217 for the year ended December 31, 2009. The increase was mainly because: 1) land appreciation tax expense for the year ended December 31, 2010 increased $1,162,924 compared to that for the year ended December 31, 2009 due to the increased sales and higher average gross margin from Kirin County Project; 2) Deferred tax expense for the year ended December 31, 2010 increased $5,006,171 compared to that for the year ended December, 31, 2009 because majority of income taxes relating to Kirin County Project won’t become payable until the completion of the construction and delivery to homebuyers in the future, pursuant to PRC income tax laws and regulations. The deferred tax liability associated with it is expected to be paid in the year ending December 31, 2011.

Net Income

Net income for the year ended December 31, 2010 was $20,893,604 (representing a net profit margin of 40.7%) compared to $8,152,231 (representing a net profit margin of 35.5%) in the year ended December 31, 2009, an increase of $12,741,373 or 156.3%. The fluctuation in our net profit margin is primarily due to the increase in recognized revenue and gross margin as discussed above.

Year Ended December 31, 2009 Compared with the Year Ended December 31, 2008

Revenues

Our net revenue for the year ended December 31, 2009 was $22,968,587, an increase of 93.1% or $11,076,525, from $11,892,062 for the year ended December 31, 2008. This increase was mainly due to commencement of sales attributable to Kirin County Project in 2009 in addition to Wancheng New World Commercial Center Project. The Companies have received $14,601,339 and $5,141,445 deposits from customers as of December 31, 2009 and 2008 respectively.

	For the Years ended December 31,
	2009	2008
Revenue from real estate sales	$22,968,587	$11,892,062

Cost of Real Estate Sales

Our cost of real estate sales for the year ended December 31, 2009 was $17,349,913, an increase of $8,753,937, or approximately 101.8%, compared to $8,595,976 for the year ended December 31, 2008. The increase was mainly due to the increase in sales.
	For the years ended December 31,
	2009	2008
Cost of real estate sales	$17,349,913	$8,595,976

Gross Profit

Gross Profit for the year ended December 31, 2009 was $5,618,674, an increase of $2,322,588, or approximately 70.5%, compared to $3,296,086 for the year ended December 31, 2008.  The increase was due to the increased total sales combined with a decrease in gross margin from 27.7% for the year ended December 31, 2008 to 24.5% the year ended December 31, 2009.

Operating Expenses

Operating expenses for the year ended December 31, 2009 were $1,511,286, an increase of $788,559, or 109.1%, from $722,727 for the year ended December 31, 2008.  Selling expenses for the year ended December 31, 2009 were $713,480, an increase of $361,046 or 102.4% from $352,434 for the year ended December 31, 2008.  The increase was due to an increase in sales. General and administrative expenses were $797,806 for the year ended December 31, 2009, an increase of $427,513, or 115.5% from $370,293 for the year ended December 31, 2008. The increase was mainly due to the increase in sales.

Income from Operations

Our income from operations for the year ended December 31, 2009 was $4,107,388, an increase of $1,534,029, or 59.6%, from $2,573,359 for the same period in 2008. The increase was due to increased sales which were partially offset by increases in costs of real estate sales and operating expenses.

Other Income (Expense)

Total other income for the year ended December 31, 2009 was $7,085,060, an increase of $7,393,574, from an expense of $308,514 for the same period in 2008.  A Government grant was $7,484,417 for the year ended December 31, 2009, an increase of $7,484,417 from $0 for the year ended December 31, 2008. The increase was due to the realization of $7,484,417 as grant income from the PRC government for improvement of the neighborhood and control of property price volatility for the year ended December 31, 2009.  Interest expense was $399,357 for the year ended December 31, 2009, an increase of $90,843, or 29.4%, from $308,514 for the year ended December 31, 2008.  The increase was mainly due to the increase of a bank loan.

Income Taxes

Income taxes for the year ended December 31, 2009 was $3,040,217, an increase of $2,244,317 or 282% from $795,900 for the year ended December 31, 2008. The increase was mainly because: 1) land appreciation tax expense for the year ended December 31, 2009 increased $601,946 compared to that for the year ended December 31, 2008 due to the increase in recognized sales; 2) Current tax expense for the year ended December 31, 2009 increased $2,605,313 compared to that for the year ended December, 31, 2008 because majority of income tax debited as deferred income tax relating to Wancheng New World Commercial Center Project in previous years became payable in 2009 pursuant to PRC income tax laws and regulations.

Net Income

Net income for the year ended December 31, 2009 was $8,152,231 (representing a net profit margin of 35.5%) compared to $1,468,945 (representing a net profit margin of 12.4%) in the year ended December 31, 2008, an increase of $6,683,286 or 455.0%. The fluctuation in our net profit margin is primarily due to the increase in recognized revenue, and economy of scale that decreased the fixed cost and expenses’ percentage of revenue.

Liquidity and Capital Resources

The following table sets forth a summary of our cash flows for the periods indicated:

	Years Ended December 31,
	2010	2009	2008
Net cash (used in)/provided by operating activities	$(28,470,076)	$18,439,780	$(798,749)
Net cash used in investing activities	(167,090)	(80,426)	(3,955)
Cash flows provided by/(used in) financing activities	27,727,921	(11,777,539)	(53,645)
Effect of exchange rate changes on cash and cash equivalent	335,451	5,950	24,018
Net (decrease)/increase in cash and cash equivalents	(573,794)	6,587,765	(832,331)
Cash and cash equivalents - beginning of year	6,807,095	219,330	1,051,661
Cash and cash equivalents - end of year	$6,233,301	$6,807,095	$219,330

Year Ended December 31, 2010 Compared with the Year Ended December 31, 2009

As of December 31, 2010, we had cash and cash equivalents of $6,233,301. We have historically funded our working capital needs from operations, advance payments from customers, bank borrowings, and capital from shareholders. Our working capital requirements are influenced by the level of our operations, and the timing of capital needed for projects.

Under the PRC foreign currency exchange regulations applicable to us, RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Currently, our PRC Subsidiary and Operating Companies may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of State Administration of Foreign Exchange (the “SAFE”), by complying with certain procedural requirements. Conversion of RMB for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of SAFE. In particular, if our PRC Subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance PRC Subsidiary and/or Operating Companies by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the MOFCOM, or their respective local branches. These limitations could affect our PRC Subsidiary and Operating Companies’ ability to obtain foreign exchange through debt or equity financing.

Our revenues are earned by our PRC Subsidiary. However, PRC regulations restrict the ability of our PRC Subsidiary to make dividends and other payments to their offshore parent company. PRC legal restrictions permit payments of dividend by our PRC Subsidiary only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC Subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in such fund reaches 50% of its registered capital. Our PRC Subsidiary, Kirin Management cannot distribute the profits or pay dividends out of China before it sets aside such statutory fund unless the amounts in such fund reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Our PRC Subsidiary have the discretion to allocate a portion of their after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

As of December 31, 2010, we entered into non-cancellable agreements with several suppliers for our on-going business of constructing residential and commercial properties. The total amount we committed to pay to the suppliers according to the agreements is about $36.6 million.

Operating Activities

Net cash used in operating activities was $28,470,076 for the year ended December 31, 2010, compared to net cash provided by operating activities of $18,439,780 for the year ended December 31, 2009, a decrease of $46,909,856. The decrease in net cash provided in operating activities was primarily due to: 1) $21,843,730 increase of construction costs in excess of billings during the year ended December 31, 2010 compared to $43,330 decrease during the year ended December 31, 2009, which resulted an increase of $21,887,060 cash used and 2) $46,638,292 increase of properties and land lots under development during the year ended December 31, 2010 compared to a $5,690,254 decrease of properties and land lots under development for the year ended December 31, 2009, which resulted an increase of $52,328,546 cash used. These factors were offset by the increase in net income of $12,741,373 and the decrease of $15,037,432 in cash used in government grant receivable from Xingtai Jiye Commercial Investment Company Limited (a receivable from a trust equity owner) during the year ended December 31, 2010.

Investing Activities

Net cash used in investing activities was $167,090 for the year ended December 31, 2010, compared to net cash used in investing activities of $80,426 for the year ended December 31, 2009, which represented an increase of $86,664 or 107.8%. This is mainly due to more capital used for purchase of equipment during the year ended December 31, 2010.

Financing Activities

Net cash provided by financing activities was $27,727,921 for the year ended December 31, 2010, compared to net cash used in financing activities of $11,777,539 for the year ended December 31, 2009. This was mainly because we got a bank loan of $17,136,580, a capital contribution by equity owners of $6,845,805 and a loan from a equity owner of $3,745,536 for the year ended December 31, 2010, while during the year ended December 31, 2009, we paid $6,783,630 dividend to the owners, and used $2,781,071 to repay bank loans and $2,799,347 to repay loans from an equity owner.

Material financial obligations

Long-term bank loans

In April 2010, Xingtai Zhongding has entered into several term loans totaling RMB117 million (approximately $17,695,636) with Xingtai Yejin Branch, Industrial and Commercial Bank of China with terms from 29 months to 34 months in maximum, commencing from the date of receipt of the amount for the use of development and construction of Kirin County Project.   Such loans are floating rate loans whose rates are set at 10% more than 1-to-3 year base borrowing rate stipulated by the People’s Bank of China at the date of each drawdown, and are subject to revision every 12 months. The loan is secured by real property held by Xingtai Zhongding.  Xingtai Zhongding has withdrawn the loan on following terms:

Term	Initial Interest rate	Amount received (RMB)
April 1, 2010 to September 8, 2012	7.02% annual	17,000,000 (approximately $2,571,162)

April 30, 2010 to March 8, 2013	7.02% annual	22,000,000 (approximately $3,327,384)

June 1, 2010 to March 8, 2013	7.02% annual	28,000,000 (approximately $4,234,853)

June 1, 2010 to December 8, 2012	7.02% annual	50,000,000 (approximately $7,562,237)

Xingtai Zhongding has covenanted to the lender that (1) the use of the loan is limited to the development and construction of the Kirin County Project only, otherwise Xingtai Zhongding would be required to pay a penalty to the lender in an amount equal to 50% of the interest due on that portion of the loan that was not used for development and construction of the Kirin County Project; (2) before the loan and interest is fully repaid, Xingtai Zhongding may not distribute dividends or other amounts to its shareholders; (3) Xingtai Zhongding must notify and obtain the lender’s consent for any decrease in registered capital, transfer of material assets or shares of Xingtai Zhongding, and certain other activities which may adversely affect Xingtai Zhongding’s ability to repay the loan; (4) Xingtai Zhonging must notify the lender of any change of its registered address, legal representative, articles of association, business scope, registered capital or in the event of any related party transaction involving Xingtai Zhongding or any material legal proceeding in which Xingtai Zhongding or its shareholders, directors or senior management is involved.  In the event that Xingtai Zhongding fails to maintain the covenants set forth in items (2) through (4) of the preceding sentence, the lender may declare the loan due and payable immediately and request Xingtai Zhongding to repay the loan and  pay any interest, fees or penalties due thereunder and reimburse the lender for its  losses resulting therefrom.

Hebei Zhongding has entered into a term loan for RMB10 million ($1,512,447) with Xingtai Chengjiao Rural Credit Cooperative Union Association.  The term of the loan commenced on June 29, 2009 and will terminate on June 25, 2011.  The interest rate is 8.55‰ monthly (equal to 10.26% annually). Hebei Zhongding has covenanted to the lender that (1) the use of the loan is limited to project development only, otherwise Hebei Zhongding would be required to pay a penalty to the lender in an amount equal to 100% of the interest due on that part of the loan that was not used for project development; (2) Hebei Zhongding is required to notify the lender of any change of its registered address, legal representative, articles of association, business scope, registered capital.  In the event that Hebei Zhongding fails to  maintain the covenants set forth in items (2) of the preceding sentence or in the event of any registered capital decrease, transfer of material assets, change of controlling shareholder or beneficial owner of Hebei Zhongding or certain other activities which may adversely affect Hebei Zhongding’s ability to repay the loan, the lender may declare the loan due and payable immediately and request Hebei Zhongding to repay the loan and pay any interest, fees or penalties due thereunder and reimburse the lender for its  losses resulting therefrom.  The loan is secured by real property held by Hebei Zhongding.

Due to a stockholder

In 2010, Mr. Guo Jianfeng, the controlling beneficiary owner of the Company, paid $25,901,531 on behalf of the Company to a third party to acquire a piece of land sue right for the development of No. 79 Courtyard project.

Mr. Guo Jianfeng, controlling beneficiary owner of the Company, through various affiliate companies and individuals, provided working capital to and/or withdrew fund from the Company from time to time.  At each year end, affiliate companies and individuals owning receivable balances from and/or payable balances to the Company on Mr. Guo Jianfeng’s behalf, reassigned their balances to Mr. Guo Jianfeng pursuant to existing arrangements, as recited by multi-party agreements entered into between Mr. Guo Jianfeng, related affiliate companies and individuals, and the Company, subsequent to year-ends.  As at December 31, 2010, the Company had a net payable balance to Mr. Guo Jianfeng of $3,840,111. This balance was unsecured, interest-free and did not have a specific repayment date.  As at December 31, 2009, the Company had a net receivable balance from Mr. Guo Jianfeng of $6,787,281, representing fund withdrew from the Company by Mr. Guo Jianfeng, and is reflected as a deduction of contributed capital.

Year Ended December 31, 2009 Compared with the Year Ended December 31, 2008

As of December 31, 2009, we had cash and cash equivalents of $6,807,095. We have historically funded our working capital needs from operations, advance payments from customers, bank borrowings, and capital from stockholders. Our working capital requirements are influenced by the level of our operations, and the timing of capital needed for projects.

 Operating Activities

Net cash provided by operating activities was $18,439,780 for the year ended December 31, 2009, compared to net cash used in operating activities of $798,749 for the year ended December 31, 2008, an increase of $19,238,529. The increase in net cash provided in operating activities was primarily due to: 1) $9,442,028 increase of customer deposits compared to $5,080,922 decrease for the year ended December 31, 2008, which resulted an increase of $14,522,950 cash generated; 2) an increase of net income of $6,683,286 from $1,468,945 for the year ended December 31, 2008 to $8,152,231 for the year ended December 31, 2009; and 3) $5,690,254 decrease of real estate properties and land lots under development compared to $2,197,543 decrease for the year ended December 31, 2008, which resulted an increase of $3,492,711 cash generated.  These factors were offset by a $7,484,417 increase in receivable from a trust equity owner during the year ended December 31, 2009.

Investing Activities

Net cash used in investing activities was $80,426 for the year ended December 31, 2009, compared to net cash used in investing activities of $3,955 for the year ended December 31, 2008, which represented an increase of $76,471. This is mainly due to more capital used for purchase of equipment during the year ended December 31, 2009.

Financing Activities

Net cash used by financing activities was $11,777,539 for the year ended December 31, 2009, compared to net cash used in financing activities of $53,645 for the year ended December 31, 2008. This was mainly because we returned $6,783,630 capital to stockholders during the year ended December 31, 2009, compared to we received capital from stockholders of $1,971,562 for the year ended December 31, 2008.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Critical Accounting Policies, Estimates and Assumptions

This discussion and analysis of Kirin China’s financial condition and results of operations are based upon the combined consolidated financial statements of Hebei Zhongding and Xingtai Zhongding. These financial statements are prepared in accordance with U.S. GAAP, which requires Hebei Zhongding and Xingtai Zhongding to make estimates and assumptions that affect the reported amounts of their respective assets, liabilities, revenues and expenditures, to disclose contingent assets and liabilities on the date of the financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. The most significant estimates and assumptions include percentage-of-completion of properties under construction and related revenue and costs recognized, allowance for doubtful accounts, and the assessment of impairment of long-lived assets.  Kirin China continues to evaluate these estimates and assumptions that it believes to be reasonable under the circumstances.  Kirin China relies on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of Kirin China’s accounting policies require higher degrees of judgment than others in their application. Kirin China believes critical accounting policies as disclosed in this Report reflect the more significant judgments and estimates used in preparation of its financial statements. Kirin China believes there have been no material changes to its critical accounting policies and estimates.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of the combined consolidated financial statements of Hebei Zhongding and Xingtai Zhongding:

Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include percentage-of-completion of properties under construction and related revenue and costs recognized, allowance for doubtful accounts, and the assessment of impairment of long-lived assets. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

Fair Value of Financial Instruments
The Company applies the provisions of ASC Subtopic 820-10, Fair Value Measurements, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC Subtopic 820-10 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

ASC Subtopic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC Subtopic 820-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC Subtopic 820-10 establishes three levels of inputs that may be used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The Company did not have any nonfinancial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2010 and 2009.

Reporting Currency and Foreign Currency Translation
The assets and liabilities of the Company’s subsidiaries in China are translated at the exchange rate on the balance sheet dates, stockholders’ equity is translated at the historical rates and the revenues and expenses are translated at the weighted average exchange rates for the years. The resulting translation adjustments are reported under accumulated other comprehensive income in the consolidated statements of income and comprehensive income in accordance with ASC 220, Comprehensive Income.

Since July 2005, the RMB is no longer pegged to the USD. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the USD in the medium to long term. Moreover, it is possible that in the future, PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market. PRC exchange control regulations may also restrict the Company’s ability to convert RMB into foreign currencies.

Revenue Recognition
Real estate sales are reported in accordance with the provisions of ASC 360-20, Property, Plant and Equipment, Real Estate Sales. Revenue from the sales of development properties where the construction period is twelve months or less is recognized by the full accrual method when (a) sale is consummated; (b) the buyer’s initial and continuing involvements are adequate to demonstrate a commitment to pay for the property; (c) the receivable is not subject to future subordination; (d) the company has transferred to the buyer the usual risks and rewards of ownership in a transaction that is in substance a sale and does not have a substantial continuing involvement with the property.  A sale is not considered consummated until (a) the parties are bound by the terms of a contract or agreement, (b) all consideration has been exchanged, (c) any permanent financing of which the seller is responsible has been arranged, (d) all conditions precedent to closing have been performed. Fair value of buyer’s payments to be received in future periods pursuant to sales contract is classified under accounts receivable. Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting. Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability.

The Company adopts the percentage-of-completion method of accounting for revenue recognition for all building construction projects in progress in which the construction period was expected to be more than twelve months at that date.

Revenue and profit from the sale of development properties where the construction period is more than twelve months is recognized by the percentage-of-completion method on the sale of individual units when the following conditions are met: (a) construction is beyond a preliminary stage; (b) the buyer is committed to the extent of being unable to require a refund except for non-delivery of the unit; (c) sufficient units have already been sold to assure that the entire property will not revert to rental property; (d) sales prices are collectible and (e) aggregate sales proceeds and costs can be reasonably estimated.  If buyer’s purchase is financed by mortgage instead of lump-sum or installment payment, sales price is deemed collectible after application for mortgage loan has been filed and the Company reasonably believes the mortgage can be approved.  If any of these criteria are not met, proceeds are accounted for as deposits until the criteria are met and/or the sale consummated.

Under the percentage of completion method, revenues from units sold and related costs are recognized over the course of the construction period, based on the completion progress of a project. In relation to any project, revenue is determined by calculating the ratio of completion and applying that ratio to the contracted sales amounts.  The Company uses cost-to-cost method to measure the ratio of completion.  Qualified construction quality supervision firms are engaged by the Company, as required by relevant laws and regulations in the PRC, to determine pieces of construction completed by contractors can meet predetermined quality and safety standards, and are eligible to be counted towards costs. Cost of sales is recognized by multiplying the ratio by the total budgeted costs. Changes to total estimated contract costs or losses, if any, are recognized in the period in which they are determined. Revenue recognized to date in excess of amounts received from customers is classified under revenue in excess of billings. Amounts received from customers in excess of revenue recognized to date are classified under customer deposits.  Any losses incurred or identified on real estate transaction are recognized in the period in which the transaction occurs.

Real Estate Capitalization and Cost Allocation
Properties under development or held for sale consist of residential and commercial units under construction and units completed.  Properties under development or held for sale are stated at cost or estimated net realizable value, whichever is lower. Costs include costs of land use rights, direct development costs, interest on indebtedness, construction overhead and indirect project costs. The Company acquires land use rights with lease terms ranging from 40 to 70 years through government-organized auctions, private sale transactions or capital contribution from shareholders.  Land use rights are divided and transferred to customers after the Company delivers properties.  The Company capitalizes payments for obtaining the land use rights allocates to specific units within a project based on units’ gross floor area.  Costs of land use rights for the purpose of property development are not amortized.  Other costs are allocated to units within a project based on the ratio of the sales value of units to the estimated total sales value.

Government Grant
Government grant relating to real estate projects developed by the Company are recognized at fair value as other income when the Company have complied with the conditions attached to the grant and the grant’s collection is reasonably assured.

During the year ended December 31, 2008, Xingtai Zhongding was entitled to a government grant of approximately $22,981,000 relating to Kirin County project to subsidize modernization of the neighborhood where the real estate project situated, and control of property price volatility.  The Company believes the government’s demands associated with the grant are gradually fulfilled as the construction and pre-sale of Kirin County make progress, and accordingly recognizes grant income at the percentage of construction completed during the year of the total grant amount.  For the years ended December 31, 2010, 2009 and 2008, the Company recognized $9,293,749, $7,484,417 and nil grant income. Cash representing the grant was transferred to an escrow bank account held by Business Investment, a trust equity owner on behalf of Mr. Guo Jianfeng, and is available for Xingtai Zhongding’s drawdown in accordance with the progress of Kirin County’s construction.  The grant does not have refund conditions and the Company believes government will not revoke the grant or claw back cash remitted to the escrow account unless the construction and sale of Kirin County project is cancelled by the Company.  As at December 31, 2010, the Company didn’t receive any request from government demanding revocation and refund partial or all of the grant previously given, and the Company expects no development relating to the Kirin County project will cause government to request the grant’s refund in next twelve months.

Capitalization of Interest
In accordance with ASC 360, Property, Plant and Equipment, interest incurred during construction is capitalized to properties under construction.  No interest was capitalized for the years ended December 31, 2010, 2009 or 2008.

Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company maintains majority of its bank accounts in the PRC. All PRC bank balances are denominated in RMB. Cash includes cash on hand and demand deposits in accounts maintained with state-owned and commercial financial institutions within the PRC.  China does not have a deposit insurance system; however, the credit risk on bank balances are limited because the Company conducts transactions and deposits balances with several state-owned banks with high credit ratings assigned by international credit rating agencies.

Restricted Cash
There are two important timings for mortgage business of PRC banks: (1) Execution of mortgage agreement: PRC banks grant mortgage loans to home purchasers and will credit the full amount to the Company account once the bank and the purchaser enter into mortgage agreement, which generally will be before the completion of the construction of projects.  (2) Issuance of House Ownership Certificate to the purchasers. At the time of execution of mortgage agreement, there are no House Ownership Certificate therefore the purchaser has no legal right to the house and therefore they cannot mortgage the house to banks. Banks will ask the developer to provide guarantee to the loan instead. When the House Ownership Certificate is issued, banks will release the guarantee ability of the developer and mortgage the house in question.  If the condominiums are not completed and the new homebuyers have no House Ownership Certificate, to secure the loan, as a common practice in China, the banks will release only 95% loan to the Company and will require that the Company open a separate account with the bank and deposit and freeze the remaining 5% of the mortgage amount to further secure the bank’s interests before the mortgage of the house with House Ownership Certificate. Because bank requires the freeze of the 5% deposit, the amount therein shall be classified on the balance sheet as restricted cash. Interest earned on the restricted cash is credited to the Company’s normal bank account. The bank will release the restricted cash after homebuyers have obtained the House Ownership Certificate and mortgage the house to bank. Total restricted cash amounted to $1,563,027 and $263,266 as of December 31, 2010 and 2009, respectively. These deposits are not covered by insurance. The Company has not experienced any losses in such accounts and management believes it is not exposed to any risks on its cash in bank accounts.

Property, Plant and Equipment, Net
Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Estimated Useful Lives
Fixtures, furniture and office equipment	5 years

Impairment of Long-lived Assets
The Company reviews its long-lived assets other than goodwill whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets. There was no impairment loss recognized for long-lived assets for the years ended December 31, 2010, 2009 or 2008.

Income Taxes
The Company follows ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Subsidiaries of the Company located in China are governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises, which are generally subject to tax at a new statutory rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments.

According to the Income Tax Laws of the PRC for real estate developers, income tax of the Company is calculated by project. When all units of a project are sold, tax authorities will assess the tax due on the project, and issue a tax due notification to the Company. The Company has to pay the tax by the due date on the notification. If the Company does not pay the tax by the due date, the tax authorities will charge the Company interest. The Company includes any interest and penalties in general and administrative expenses.

Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and it prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the PRC government. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current PRC government officials.

Land Appreciation Tax (“LAT”)
In accordance with the relevant taxation laws in the PRC, the Company is subject to LAT based on progressive rates ranging from 30% to 60% on the appreciation of land value, which is calculated as the proceeds of sales of properties less deductible expenditures, including borrowings costs and all property development expenditures.  LAT is prepaid at 1% to 2% of the pre-sales proceeds each year as required by the local tax authorities, and is settled generally after the construction of the real estate project is completed and majority of the units are sold.  The Company provides LAT as expensed when the related revenue is recognized based on estimate of the full amount of applicable LAT for the real estate projects in accordance with the requirements set forth in the relevant PRC laws and regulations.

Accumulated Other Comprehensive Income
Accumulated other comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company’s only components of comprehensive income during the years ended December 31, 2010 and 2009 were net income and the foreign currency translation adjustment.

Advertising Expenses
Advertising costs are expensed as incurred, or the first time the advertising takes place, in accordance with ASC 720-35, Advertising Costs. For the years ended December 31, 2010, 2009 and 2008, the Company recorded an advertising expense of $384,978, $343,260 and $42,538, respectively.

Property Warranty
The Company provides customers with warranty that covers major defects of building structure and certain fittings and facilities of properties sold as stipulated in the relevant sales contracts. The warranty period varies from two to five years, depending on different property components the warranty covers.

The Company constantly estimates potential costs for materials and labor with regard to warranty-type claims expected to incur subsequent to the delivery of a property. Reserves are determined based on historical data and trends with respect to similar property types and geographical areas. The Company monitors the warranty reserve and makes adjustments to its pre-existing warranties, if any, in order to reflect changes in trends and historical data as information becomes available. The Company may seek further recourse against its contractors or any related third parties if it can be proved that the faults are caused by them. In addition, the Company withholds up to 5% of the contract total payment from contractors for periods of two to five years. These amounts are included in liabilities, and are only paid to the extent that there have been no warranty claims against the Company relating to the work performed or materials supplied by the contractors.  As at December 31, 2010 and 2009, the Company retained $169,500 and $129,500 contract payment to contractors, and the Company didn’t experience any incidences where the withheld amounts were less than the amounts the Company had to pay for the defects of properties.  The Company didn’t provide any warranty reserve.  For the year ended December 31, 2010, the Company incurred $18,690 incidental costs in addition to the amount retained from contractors. For the years ended December 31, 2009 and 2008, the Company incurred nil incidental costs in addition to the amount retained from contractors.

Impairment Losses
Completed lots are reported in the balance sheet at the lower of their carrying amount or fair value less costs to sell. Land to be developed or under development is assessed for impairment when management believes that events or changes in circumstances indicate that its carrying amount may not be recoverable. Based on this assessment, property that is considered impaired is written down to its fair value. Impairment losses are recognized through a charge to expense. No impairment of completed lots or land was recognized for the years ended December 31, 2010, 2009 or 2008.

Distribution of Earnings and Reserve Funds
The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions from its subsidiaries established in China.  The earnings reflected in the consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Company’s subsidiaries, and PRC legal restrictions permit payments of dividends out of PRC subsidiaries’ statutory accumulated after-tax profits.

In accordance with the PRC Company Law, the subsidiaries of the Company established in China are required to transfer 10% of their profit after tax, as determined in accordance with PRC accounting standards and regulations, to the statutory reserves until such reserves reach 50% of the registered capital or paid-in capital of the subsidiaries. Subject to certain restrictions set out in the PRC Company Law, the statutory reserves may be distributed to stockholders or owners in the form of share bonus issues to increase share capital, provided that the remaining balance after the capitalization is not less than 25% of the registered capital.  These reserves are not distributable as cash dividends.

Recently Issued Accounting Pronouncements

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2) Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have any material impact on the Company’s financial statements.

In February 2010, the FASB issued Accounting Standards Update (ASU) 2010-09 to amend ASC 855, Subsequent Events, whose effective date is for interim or annual reporting periods ending after June 15, 2010. As a result, ASU No. 2010-09 excludes SEC reporting entities from the requirement to disclose the date on which subsequent events have been evaluated; In addition, it modifies the requirement to disclose the date on which subsequent events have been evaluated in reissued financial statements to apply only to such statements that have been restated to correct an error or to apply U.S. GAAP retrospectively.

In May 2010, the FASB issued ASU 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2010, FASB issued ASU No. 2010-28, Intangibles - Goodwill and Other (ASC Topic 350). Under Topic 350 on goodwill and other intangible assets, testing for goodwill impairment is a two-step test. When a goodwill impairment test is performed (either on an annual or interim basis), an entity must assess whether the carrying amount of a reporting unit exceeds its fair value (Step 1). If it does, an entity must perform an additional test to determine whether goodwill has been impaired and to calculate the amount of that impairment (Step 2). The amendments in this update modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The qualitative factors require that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. As we do not have any significant intangible assets, we believe that the impact of adopting this update will not be material on our consolidated results of operations and financial position.

In December 2010, FASB issued Accounting Standards Update (ASU) No. 2010-29, Business Combinations (ASC Topic 805). The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments also improve the usefulness of the pro forma revenue and earnings disclosures by requiring a description of the nature and amount of material, nonrecurring pro forma adjustments that are directly attributable to the business combination(s). The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is permitted. As we did not enter into any business combinations in fiscal year 2010, we believe that the adoption this update will not have any material impact on our financial statement disclosures. However, if we enter into material business combinations in the future, the adoption of this update may have significant impact on our financial statement disclosures.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 25, 2011 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: Room 1506, South Building of China Overseas Plaza, No. 8 Guanghua Dongli Road, Chaoyang District, Beijing, 100020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Iwamatsu Reien	17,947,297	(1)	89.7%
Xiangju Mu	1,746,000	(2)	8.73%
Jianfeng Guo	14,455,297	(3)	72.26%
Longlin Hu	1,746,000	(4)	8.73%
Yaojun Liu	0		* %
All directors and executive officers as a group (3 persons) (5)	16,201,297		81.00%

* Less than 1%
(1) Includes 14,455,297 shares owned by Prolific Lion Limited (“Prolific Lion”), 1,746,000 shares owned by Valiant Power Limited (“Valiant Power”) and 1,746,000 shares owned by Solid Wise Limited (“Solid Wise”).  Ms. Reien has granted Mr. Guo, Mr. Hu and Ms. Mu exclusive voting rights with respect to the shares of Prolific Lion, Valiant Power and Solid Wise, respectively, held by Ms. Reien.  Ms. Reien has dispositive power with respect to the shares held by such companies and therefore will be deemed to be the beneficial owner of the shares held by such companies.
(2) Ms. Mu has the right to purchase all of the outstanding shares of Solid Wise at consideration of $1.00 pursuant to a Call Option Agreement between her and Iwamatsu Reien.  In addition, Ms. Reien has granted Ms. Mu exclusive voting rights with respect to the shares of Solid Wise held by Ms. Reien.  Accordingly, Ms. Mu may be deemed to be the beneficial owner of 100% of the shares of our common stock held by Solid Wise.  As of April 25, 2011, Ms. Mu has not elected to exercise this option.
(3) Mr. Guo has the right to purchase all of the outstanding shares of Solid Wise at consideration of $1.00 pursuant to a Call Option Agreement between him and Iwamatsu Reien.  In addition, Ms. Reien has granted Mr. Guo exclusive voting rights with respect to the shares of Prolific Lion held by Ms. Reien.  Accordingly, Mr. Guo may be deemed to be the beneficial owner of 100% of the shares of our common stock held by Prolific Lion.  As of April 25, 2011, Mr. Guo has not elected to exercise this option.
(4) Mr. Hu has the right to purchase all of the outstanding shares of Valiant Power at consideration of $1.00 pursuant to a Call Option Agreement between him and Iwamatsu Reien.  In addition, Ms. Reien has granted Mr. Hu exclusive voting rights with respect to the shares of Valiant Power held by Ms. Reien.  Accordingly, Mr. Hu may be deemed to be the beneficial owner of 100% of the shares of our common stock held by Valiant Power.  As of April 25, 2011, Mr. Hu has not elected to exercise this option.
(5) The Board of Directors, after reviewing the functions of all of our officers, both in terms of designated function and functions actually performed, has determined that only Mr. Hu is deemed to be an officer or executive officer of the Company for reporting purposes under Item 403 of Regulation S-K of the Securities Act.

Arrangements Pursuant to which a Change in Control May Occur

As discussed in this Report, Iwamatsu Reien has entered into Call Option Agreements with each of Mr. Guo, Mr. Hu and Ms. Mu pursuant to which Mr. Guo is entitled to purchase up to all of the outstanding shares of Prolific Lion Limited, Mr. Hu is entitled to purchase up to 100% of the outstanding shares of Valiant Power Limited and Ms. Mu is entitled to purchase up to 100% of the outstanding shares of Solid Wise Limited. A change in control of the Company may be deemed to have occurred if Mr. Guo, Mr. Hu and Ms. Mu, collectively, or in the case of Mr. Guo, individually, exercise, in part or in full, their respective options.  None of Mr. Guo, Mr. Hu or Ms. Mu has exercised their respective options.

DIRECTORS AND EXECUTIVE OFFICERS

Upon the closing of our reverse acquisition of Kirin China, Lisan Rahman resigned as our sole director and from all offices that he then held, effective immediately.  Also upon the closing of our reverse acquisition of Kirin China, our board of directors increased its size from one (1) to three (3) members and appointed Jianfeng Guo, Longlin Hu and Yaojun Liu to fill the vacancies created by the resignation of Mr. Rahman and such increase.  In addition, our board of directors appointed Mr. Hu to serve as our President and Chief Executive Officer.  The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this Report.

Name	Age	Positions
Jianfeng Guo	36	Chairman of the Board of Directors
Longlin Hu	35	President and Chief Executive Officer, Director
Yaojun Liu	35	Director

Jianfeng Guo, age 36, Chairman of the Board of Directors
Mr. Guo has been the Chairman of Xingtai Zhongding and Hebei Zhongding since August 2008 and April 2006, respectively.  He also serves as the Chairman of the Board of Directors of Huaxia Kirin (Beijing) Investment Co., Ltd. since December 2004, an investment company headquartered in Beijing focusing on real estate development, land development and property service investment.  Mr. Guo served as the Chairman of Board of Directors and General Manager of Xingtai Sanchao Real Estate Development Co., Ltd., a real estate development company in Xingtai City and the previous shareholder of Hebei Zhongding,  from December 1995 to April 2006.  He also worked as Director of Department II of Xingtai Real Estate Development Co., Ltd., a real estate development company in Xingtai City, from October 1994 to December 1995. Mr. Guo has more than twenty years of experience in senior management, enterprise investment, and real estate development operations.  Mr. Guo is an MBA candidate at Asia International Open University (Macau).

Longlin Hu, age 35, President and Chief Executive Officer, Director
Mr. Hu currently serves as the Director and General Manager of Huaxia Kirin (Beijing) Investment Co., Ltd. since May 2010 and previously served as an independent director and strategic consultant to Huaxia Kirin from March 2008 to May 2010. Mr. Hu was the Director and Vice General Manager of Beijing Mainstreets Investment Group Corporation, a real estate development and investment company listed on the Shenzheng Stock Exchange in the PRC, from April 2005 to September 2010. Mr. Hu was the assistant Chairman and Chief Financial Officer of Neo-China Land Group (Holdings) Limited, a real estate development company listed on the Hong Kong Exchange, from October 2003 to December 2004. Prior to joining the Neo-China Land Group, Mr. Hu was the senior project manager at the Investment Banking Headquarter of Haitong Securities Co., Ltd., one of the major investment banks in China, from May 2000 to October 2003.  He holds Bachelor and Master Degrees in Economics of Renmin University of China. Mr. Hu is also qualified as a Fellow of Life Management Institute.

Yaojun Liu, age 34, Director
Mr. Liu joined Global Law Office as a partner in March 2006. Prior to joining Global Law Office, he worked with Jingtian & Gongcheng, a renowned law firm in Beijing since December 2003. Mr. Liu was a senior project manager at the Investment Banking Headquarter of Haitong Securities Co., Ltd, one of the major investment banks in China, from May 2000 to September 2002. Mr. Liu obtained his Masters Degrees in Renmin University of China in 2001 and University of Sheffield in 2003. He is specialized in FDI, M&A, overseas listing, asset-backed-securitization and project financing, etc., and provides legal services to companies in both China and overseas.

Director Qualifications

Below is a summary of the qualifications, attributes, skills and experience of each of our directors that led us to the conclusion that such director should serve as a director of our Company, in light of our business and structure.

Mr. Jianfeng Guo
•
Leadership and Management experience — has been the Chairman of Xingtai Zhongding and Hebei Zhongding since August 2008 and April 2006, respectively, and, since December 2004, has also served as the Chairman of the Board of Directors of Huaxia Kirin (Beijing) Investment Co., Ltd.

•	Industry experience — has more than twenty years of experience in real estate development operations.

Mr. Longlin Hu
•
Leadership and Management experience — has been the Director and General Manager of Huaxia Kirin (Beijing) Investment Co., Ltd. since May 2010 and previously served as Director and Vice General Manager of Beijing Mainstreets Investment Group Corporation from April 2005 to September 2010.

•	Industry experience — has more than seven years of experience in real estate development operations.
•	Education — holds Bachelor and Master Degrees in Economics.

Mr. Yaojun Liu
•
Experience — has extensive experience counseling PRC companies on a large variety of business transactions including reverse acquisitions involving PRC companies and private and public offerings of PRC companies in the United States capital market.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Code of Ethics

We have adopted a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Longlin Hu, our newly appointed President and Chief Executive Officer, and Lisan Rahman, our former President and Chief Executive Officer, for all services rendered in all capacities to us and our subsidiaries in fiscal 2010 and 2009.  These executive officers are referred to as the “named executive officers” throughout this Report.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2010 and 2009.

Name and Principal Position	Year	Salary($)	Bonus($)	All Other Compensation ($)	Total($)
Longlin Hu (1)	2010	$90,000	$-	$-	$90,000
President and Chief Executive Officer	2009	$-	$-	$-	$-

Lisan Rahman (2)	2010	$6,000	$-	$-	$6,000
Former President and Chief Executive Officer	2009	$-	$-	$-	$-

(1) On March 1, 2011, we acquired Kirin China in a reverse acquisition transaction and, in connection with that transaction, Mr. Hu was appointed as our President and Chief Executive Officer.  The amounts in this table reflect compensation awarded or paid by Kirin China to Mr. Hu in fiscal 2010.  Mr. Hu’s employment with Kirin China commenced in 2010.  As of March 1, 2011, Mr. Hu is the Company’s principal executive officer and principal financial officer.
(2) Mr. Rahman resigned as an executive officer of the Company on March 1, 2011.  Prior to his resignation, he was the Company’s principal executive officer and principal financial officer.

Option Grants

We had no outstanding equity awards as of the end of fiscal 2010.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised during fiscal 2010 by the named executive officers.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in fiscal 2010 under any long-term incentive plan.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

On, March 1, 2010 we terminated our employment agreement with Mr. Rahman.  We have no other employment or termination agreements with any of our named executive officers.

Directors’ Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors.

On March 1, 2011, Mr. Jianfeng Guo was appointed as a member of the Board of Directors in connection with our reverse acquisition of Kirin China.  In fiscal 2009, Kirin China paid a salary of $150,000 to Mr. Guo, and in fiscal 2010, Kirin China paid a salary of $150,000 to Mr. Guo.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Prior to the reverse acquisition of Kirin China, Lisan Rahman, our former sole officer and director provided office space to us at no cost.  On January 13, 2010 Mr. Rahman contributed $500 for general working capital in exchange for which he received 5,000,000 shares of our common stock.  Mr. Rahman may be deemed to be a “promoter” of our company, within the meaning of such term under the Securities Act, since he founded and organized the previous operations of the Company and, in connection with same, received more than 10% of our shares of common stock.

In 2009, Xingtai Business Investment Co., Ltd., a trust equity owner of Xingtai Zhongding (“Business Investments”), transferred two pieces of land use rights to Xingtai Zhongding as a capital contribution to develop the Kirin County project. Business Investment acquired the land use rights through public auction organized by local government for a cash consideration of RMB187,200,000, or approximately $27,381,623. The land use rights were transferred to Xingtai Zhongding at their original acquisition costs, and credited to Xingtai Zhongding’s entity-level paid-in capital and additional paid-in capital at $10,579,463 and $16,802,160, respectively. In the consolidated statement of stockholders’ equity, this capital contribution was reflected as an increase of additional paid-in capital.

In 2008, Xingtai Zhongding was entitled to a government grant of $22,981,000. Cash representing the grant has been transmitted to an escrow account held by Business Investment, and was available for Xingtai Zhongding’s drawdown in accordance with the construction progress of the Kirin County project. For the years ended December 31, 2010, 2009 and 2008, Kirin China was entitled to drawdown $9,293,749, $7,484,417 and $0 earned government grant from Business Investment. As at December 31, 2009, earned government available for drawdown was reflected as “Receivable from a trust equity holder.”  As at December 31, 2010, accumulated earned government grant of $16,844,938 for the years 2010 and 2009 was used to repay payments and working capital made by Mr. Guo, the controlling beneficiary owner of the Company.

In 2010, Mr. Guo, the controlling beneficial owner of the Company, paid $25,901,531 on behalf of Kirin China to a third party to acquire a piece of land use right for the development of No. 79 Courtyard project.

Mr. Guo, the controlling beneficial owner of the Company, through various affiliate companies and individuals, provided working capital to and/or withdrew funds from Kirin China and/or the Operating Companies from time to time. At each year end, such affiliate companies and individuals owning receivable balances from and/or payable balances to Kirin China and/or the Operating Companies on Mr. Guo’s behalf, reassigned their balances to Mr. Guo pursuant to existing arrangements  entered into between Mr. Guo, related affiliate companies and individuals, and Kirin China and/or the Operating Companies, subsequent to year-ends. As at December 31, 2010, Kirin China had a net payable balance to Mr. Guo of $3,840,111. This balance was unsecured, interest-free and did not have a specific repayment date. As at December 31, 2009, Kirin China and/or the Operating Companies had a net receivable balance from Mr. Guo of $6,787,281, representing return of capital to Mr. Guo, and is reflected as a deduction of contributed capital.

For the year ended December 31, 2010, Kirin China and/or the Operating Companies purchased $7,264,021 construction materials from an affiliate Huaxia Kirin (Beijing) Trading Co., Ltd. the Operating Companies had no such purchase in 2009 and 2008.

On December 22, 2010, Kirin Management, our indirect wholly-owned subsidiary, entered into a series of Contractual Arrangements, including an Entrusted Management Agreement, a Shareholders’ Voting Proxy Agreement and an Exclusive Option Agreement, with each of Hebei Zhongding and Xingtai Zhongding and their respective shareholders.  Other than the parties thereto, the terms and conditions of the Contractual Arrangements entered into with Hebei Zhongding and the terms and conditions of the Contractual Arrangements with Xingtai Zhongding are the same.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Mr. Guo is not considered independent because he received compensation from Kirin China in excess of $150,000 in fiscal 2009.  Mr. Hu is not considered independent because he is an executive officer of the Company.  Mr. Liu is considered independent in light of the NASDAQ Listing Rule 5605(a)(2) and the standards established by the Commission.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “KIRI.”  However, no established public market exists for our common stock.  As of March 1, 2011, 20,000,000 shares of our common stock were issued and outstanding.

The following sets forth the number of shares of common stock underlying warrants, options and other securities exercisable for or convertible into shares of our common stock as of March 1, 2011: (i) the Series A Warrants are exercisable for an aggregate of 69,000 shares of our common stock at an exercise price of $6.25 per share; (ii) the Series B Warrants are exercisable for an aggregate of 69,000 shares of our common stock at an exercise price of $7.50 per share.  Thus, as of March 1, 2011, the exercise of all of the outstanding warrants may, if exercised, result in the issuance of 138,000 shares of our common stock.

Of the 20,000,000 shares of our common stock issued and outstanding, 19,703,297of such shares are restricted shares.  None of these restricted shares are eligible for resale absent registration or an exemption from registration.  The exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

We have agreed to register all of the Shares and the shares of common stock underlying the Investor Warrants.

Holders

As of March 1, 2011, there were approximately 54 holders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.  As of March 1, 2011, 20,000,000 shares of our common stock and no shares of our preferred stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;
•	industry practice;
•	our financial condition and performance;
•	our future prospects;
•	our cash needs and capital investment plans;
•	our obligations to holders of any preferred stock we may issue;
•	income tax consequences; and
•	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Warrants

Upon closing of the Offering, we issued to the Purchasers Series A Warrants to purchase an aggregate of 69,000 shares of our common stock at an exercise price of $6.25 per share and Series B Warrants to purchase an aggregate of 69,000 shares of our common stock at an exercise price of $7.50 per share.  Each Investor Warrant entitles the holder to purchase one share of our common stock and is exercisable in whole or in part.  The Investor Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending of the third anniversary of the final closing of the Offering.

The exercise price and number of shares of common stock to be received upon the exercise of the Investor Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization.  In the event of our liquidation, dissolution or winding up, the holders of Investor Warrants will not be entitled to participate in the distribution of our assets.

Holders of Investor Warrants do not have voting, pre-emptive, subscription or other rights of shareholders in respect of the Warrants, nor shall the Holders be entitled to receive dividends from the Company.

Transfer Agent and Registrar

The Transfer Agent for our common stock is Holladay Stock Transfer, LLC at 2939 N 67th Pl, Ste C, Scottsdale, AZ 85251. Its telephone number is (480) 481-3940.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this Report, which disclosure is incorporated by reference into this section.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

ITEM 4.01     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

i	On March 1, 2011, we dismissed Li & Company, PC as our independent registered public accounting firm. The Board of Directors of the Company approved such dismissal on March 1, 2011.
ii	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.
iii
Li & Company, PC’s reports on the financial statements of the Company for the years ended February 28, 2010 (since inception) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv
In connection with the audit and review of the financial statements of the Company through February 28, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Li & Company, PC’s opinion to the subject matter of the disagreement.

v
In connection with the audited financial statements of the Company for the years ended February 28, 2011 (since inception) and interim unaudited financial statement through November 30, 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi
The Company provided Li & Company, PC with a copy of this Report and requested that Li & Company, PC furnished it with a letter addressed to the Commission stating whether or not they agree with the above statements.  A copy of the letter to the Commission is filed as Exhibit 16.1 to this Report.

(b) Engagement of New Independent Registered Public Accounting Firm.

i
On March 1, 2011, the Board appointed Bernstein & Pinchuk LLP as the Company’s new independent registered public accounting firm. The decision to engage Bernstein & Pinchuk LLP was approved by the Company’s Board of Directors on March 1, 2011.

ii
Prior to March 1, 2011, the Company did not consult with Bernstein & Pinchuk LLP regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01       FINANCIAL STATEMENT AND EXHIBITS

(a)  Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Report and incorporated herein by reference are the Combined Audited Financial Statements for the year ended December 31, 2010 and 2009 for Hebei Zhongding Real Estate Development Corporation Limited and Xingtai Zhongding Jiye Real Estate Development Company Limited.

(b)  Pro Forma Financial Information.

Filed herewith as Exhibit 99.2 to this Report and incorporated herein by reference is unaudited pro forma combined financial information of Kirin International Holding, Inc. and its subsidiaries.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated March 1, 2011, by and among the Company, the Company’s former principal stockholder, Kirin China and the former principal shareholders of Kirin China. (2)

3.1	Certificate of Incorporation (1)

3.2	By Laws (1)

4.1	Form of Series A Warrant (2)

4.2	Form of Series B Warrant (2)

10.1	Form of Subscription Agreement (2)

10.2	Contribution and Assumption Agreement, dated March 1, 2011, by and between the Company and Ciglarette International, Inc. (2)

10.3	Agreement of Sale, dated March 1, 2011, by and between the Company and Lisan Rahman (2)

10.4
Entrusted Management Agreement between shareholders of Xingtai Zhongding Ji Ye Real Estate Development Co., Ltd., Xingtai Zhongding Jiye Real Estate Development Co., Ltd. and Shijiazhuang Kirin Management Consulting Co., Ltd. [English Translation]

10.5
Entrusted Management Agreement between shareholders of Hebei Zhongding Real Estate Development Co., Ltd., Hebei Zhongding Real Estate Development Co., Ltd. and Shijiazhuang Kirin Management Consulting Co., Ltd. [English Translation]

10.7	Shareholders’ Voting Proxy Agreement between shareholders of Hebei Zhongding Real Estate Development Co., Ltd. and Shijiazhuang Kirin Management Consulting Co., Ltd. [English Translation]

10.8	Shareholders’ Voting Proxy Agreement between shareholders of Xingtai Zhongding Jiye Real Estate Development Co., Ltd. and Shijiazhuang Kirin Management Consulting Co., Ltd. [English Translation]

10.9
Exclusive Option Agreement between Shijiazhuang Kirin Management Consulting Co., Ltd. and shareholders of Xingtai Zhongding Jiye Real Estate Development Co., Ltd. and Xingtai Zhongding Jiye Real Estate Development Co., Ltd. [English Translation]

10.10
Exclusive Option Agreement between Shijiazhuang Kirin Management Consulting Co., Ltd. and shareholders of Hebei Zhong Real Estate Development Co., Ltd. and Hebei Zhong Real Estate Development Co., Ltd. [English Translation]

10.11	Call Option Agreement between Jianfeng Guo and Iwamatsu Reien [English Translation]

10.12	Call Option Agreement between Hu Longlin and Iwamatsu Reien [English Translation]

10.13	Call Option Agreement between Mu Xiangju and Iwamatsu Reien [English Translation]

10.14	Securities Escrow Agreement (2)

10.15	Make Good Escrow Agreement

10.16	Loan Agreement with Xingtai Yejin Branch, Industrial and Commercial Bank of China [English Translation]

10.17	Loan Agreement with Xingtai Chengjiao Rural Credit Cooperative Union Association [English Translation]

16.1	Letter from Li & Company, PC

99.1
Combined Audited Financial Statements for the year ended December 31, 2010 and 2009 for Hebei Zhongding Real Estate Development Corporation Limited and Xingtai Zhongding Jiye Real Estate Development Company Limited

99.2	Unaudited Pro Forma Combined Financial Information of Kirin International Holding, Inc. and its subsidiaries

(1) Incorporated herein by reference to the Company’s Registration Statement on Form S-1 filed with the Commission on April 28, 2010.
(2) Incorporated herein by reference to the Company’s Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KIRIN INTERNATIONAL HOLDING, INC.

Date: April 27, 2011	By:	/s/ Longlin Hu
Longlin Hu President and Chief Executive Officer